Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

                                  by and among

              THE GENSTAR STOCKHOLDERS LISTED ON SCHEDULE I HERETO

                      ONTARIO TEACHERS' PENSION PLAN BOARD

                                       and

               THE OTHER STOCKHOLDERS LISTED ON SCHEDULE I HERETO,

                                   as Sellers,

                       THE SHERWIN-WILLIAMS CLAIMS TRUST,

                          GENSTAR CAPITAL CORPORATION,

  as Sellers' Representative and Trustee of the Sherwin-Williams Claims Trust,

                             GENTEK HOLDINGS, INC.,

                         GENTEK BUILDING PRODUCTS, INC.,

                        GENTEK BUILDING PRODUCTS LIMITED

                                       and

                       ASSOCIATED MATERIALS INCORPORATED,

                                  as Purchaser

                            Dated as of July 31, 2003

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I. DEFINITIONS....... .................................................2

     Section 1.01.   Certain Defined Terms.....................................2
     Section 1.02.   Other Interpretive Provisions............................15
     Section 1.03.   Schedules and Exhibits...................................16

ARTICLE II. PURCHASE AND SALE.................................................16

     Section 2.01.   Purchase and Sale of the Shares; Cancellation of
                     Options..................................................16
     Section 2.02.   Purchase Price...........................................16
     Section 2.03.   Escrow Arrangements......................................17
     Section 2.04.   Closing..................................................17
     Section 2.05.   Closing Deliveries of Sellers............................17
     Section 2.06.   Closing Deliveries of Gentek Holdings, Gentek U.S.
                     and Gentek Canada........................................18
     Section 2.07.   Closing Deliveries of Purchaser..........................18
     Section 2.08.   Pre-Closing Purchase Price Adjustment....................18
     Section 2.09.   Post-Closing Purchase Price Adjustments..................19
     Section 2.10.   No Impact on Indemnification.............................22
     Section 2.11.   Cash-True-Up Payment.....................................22

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLERS, GENTEK
             HOLDINGS, GENTEK U.S., GENTEK CANADA, SELLERS'
             REPRESENTATIVE AND THE SHERWIN-WILLIAMS CLAIMS
             TRUST............................................................23

     Section 3.01.   Authority................................................23
     Section 3.02.   No Conflict..............................................24
     Section 3.03.   Governmental Consents and Approvals......................24
     Section 3.04.   Brokers..................................................24
     Section 3.05.   Ownership of the Shares and Options......................25
     Section 3.06.   Litigation...............................................25

ARTICLE IV. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF  GENTEK
            HOLDINGS, GENTEK U.S. AND GENTEK CANADA...........................25

     Section 4.01.   Organization and Qualification of Gentek Holdings,
                     Gentek U.S. and Gentek Canada............................25
     Section 4.02.   Capital Stock of Gentek Holdings, Gentek U.S.
                     and Gentek Canada........................................26
     Section 4.03.   Financial Information....................................27
     Section 4.04.   No Undisclosed Liabilities...............................28
     Section 4.05.   Receivables..............................................28
     Section 4.06.   Inventories..............................................28
     Section 4.07.   Conduct in the Ordinary Course; Absence of Material
                     Adverse Effect...........................................28
     Section 4.08.   Litigation...............................................29
     Section 4.09.   Compliance with Laws.....................................30

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            Page

     Section 4.10.   Environmental Matters....................................30
     Section 4.11.   Material Contracts.......................................30
     Section 4.12.   Intellectual Property....................................32
     Section 4.13.   Real Property............................................33
     Section 4.14.   Assets...................................................33
     Section 4.15.   Employee Benefit Matters.................................34
     Section 4.16.   Labor Matters............................................39
     Section 4.17.   Taxes....................................................40
     Section 4.18.   Accounts, Lockboxes, Safe Deposit Boxes; Powers
                     of Attorney..............................................41
     Section 4.19.   Warranty Claims..........................................42
     Section 4.20.   Steel Peel Claims........................................42
     Section 4.21.   Permits..................................................42
     Section 4.22.   Interests of Affiliates..................................42
     Section 4.23.   Books and Records........................................42
     Section 4.24.   Insurance................................................42
     Section 4.25.   Sherwin-Williams Counter-Claims..........................43

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER........................43

     Section 5.01.   Organization and Authority...............................43
     Section 5.02.   No Conflict..............................................43
     Section 5.03.   Governmental Consents and Approvals......................44
     Section 5.04.   Private Placement........................................44
     Section 5.05.   Investigation............................................45
     Section 5.06.   Financing................................................46
     Section 5.07.   Litigation...............................................46
     Section 5.08.   Brokers..................................................46

ARTICLE VI. ADDITIONAL AGREEEMENTS............................................46

     Section 6.01.   Conduct of Business Prior to the Closing.................46
     Section 6.02.   Access to Information....................................49
     Section 6.03.   Confidentiality..........................................49
     Section 6.04.   Regulatory Authorizations................................50
     Section 6.05.   Third Party Consents.....................................51
     Section 6.06.   Conveyance Taxes.........................................51
     Section 6.07.   Further Action...........................................51
     Section 6.08.   Sherwin-Williams Claims Matters..........................51
     Section 6.09.   Purchaser Financing Arrangements.........................55
     Section 6.10.   Sellers' Representative..................................55

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page

     Section 6.11.   Notification of Certain Matters..........................56
     Section 6.12.   Settlement of Payables...................................56
     Section 6.13.   Employees................................................57
     Section 6.14.   Statement of Outstanding Draft Amounts...................57

ARTICLE VII. TAX MATTERS......................................................58

     Section 7.01.   Allocation of Taxes......................................58
     Section 7.02.   Controversies............................................58
     Section 7.03.   Tax Returns/Payment of Taxes.............................59
     Section 7.04.   Prior Tax Agreements.....................................60
     Section 7.05.   Assistance and Cooperation...............................60
     Section 7.06.   Survival.................................................61

ARTICLE VIII. CONDITIONS TO CLOSING...........................................61

     Section 8.01.   Conditions to Obligations of Sellers, Sellers'
                     Representative and Purchaser.............................61
     Section 8.02.   Additional Condition to Obligations of Sellers and
                     Sellers' Representative..................................62
     Section 8.03.   Additional Conditions to Obligations of Purchaser........62

ARTICLE IX. TERMINATION AND WAIVER............................................64

     Section 9.01.   Termination..............................................64
     Section 9.02.   Effect of Termination....................................65
     Section 9.03.   Waiver...................................................66

ARTICLE X. INDEMNIFICATION....................................................67

     Section 10.01.  Survival of Representations, Warranties, Covenants
                     and Obligations..........................................67
     Section 10.02.  Exclusive Remedy.........................................67
     Section 10.03.  Indemnification by Purchaser.............................67
     Section 10.04.  Indemnification by Sellers and the Sherwin-Williams
                     Claims Trust.............................................68
     Section 10.05.  Indemnification Claim and Notice of Loss.................70
     Section 10.06.  Limitations on Indemnification...........................71

ARTICLE XI. MISCELLANEOUS.....................................................74

     Section 11.01.  Expenses.................................................74
     Section 11.02.  Notices..................................................74
     Section 11.03.  Public Announcements.....................................75
     Section 11.04.  Severability.............................................75

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page

     Section 11.05.    Entire Agreement.......................................75
     Section 11.06.    Assignment.............................................75
     Section 11.07.    No Third Party Beneficiaries...........................76
     Section 11.08.    Amendment..............................................76
     Section 11.09.    GOVERNING LAW..........................................76
     Section 11.10.    Jurisdiction...........................................76
     Section 11.11.    WAIVER OF JURY TRIAL...................................76
     Section 11.12.    Counterparts...........................................77

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is entered into as of July 31, 2003 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement") by and among the stockholders listed as the GENSTAR STOCKHOLDERS on
Schedule I hereto (the "Genstar Stockholders"), the ONTARIO TEACHERS' PENSION PLAN BOARD, a non-share capital corporation organized and existing under the Teachers' Pension Act R.S.C. 1990, C.T.I. (Ontario) ("OTPPB"), and the other stockholders listed on Schedule I hereto (together with the Genstar Stockholders and OTPPB, collectively, "Sellers" and each, a "Seller"), as sellers, the Sherwin-Williams Claims Trust, a trust organized and existing under that certain Trust Agreement, dated as of July 31, 2003, by and among Genstar Capital Corporation and the persons listed on Schedule I thereto (the "Sherwin-Williams Claims Trust"), GENSTAR CAPITAL CORPORATION, a corporation organized and existing under the laws of the Province of Alberta, Canada ("Genstar"), as sellers' representative (Genstar acting in such capacity or such other Person as may succeed Genstar in such capacity being referred to herein as "Sellers' Representative") and trustee of the Sherwin-Williams Claims Trust (Genstar acting in such capacity or such other Person as may succeed Genstar in such capacity being referred to herein as the "Trustee"), GENTEK HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Gentek Holdings"), GENTEK BUILDING PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware ("Gentek U.S."), GENTEK BUILDING PRODUCTS LIMITED, a corporation organized and existing under the laws of the Province of Ontario, Canada ("Gentek Canada"), and ASSOCIATED MATERIALS INCORPORATED, a corporation organized and existing under the laws of the State of Delaware ("Purchaser"), as purchaser.

                              W I T N E S S E T H:

     WHEREAS, Sellers own all of the issued and outstanding shares (the "Shares") of capital stock of Gentek Holdings and Gentek Holdings has issued options (collectively, the "Options") to acquire shares (the "Option Shares") of capital stock of Gentek Holdings.

     WHEREAS, Gentek Holdings owns all of the issued and outstanding capital stock of its direct subsidiary Gentek U.S., which in turn owns all of the issued and outstanding capital stock of its direct subsidiary Gentek Canada.

     WHEREAS, Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from Sellers, the Shares concurrently with cancellation of the Options, all upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.01. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:

     "Action" shall mean any claim, action, charge, complaint, suit, arbitration, grievance, inquiry or proceeding (whether at law or in equity) or investigation by or before any Governmental Authority or duly appointed arbitration authority.

     "Adjustment Estimation Date" shall have the meaning specified in Section 2.08.

     "affiliate" shall mean, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control (as defined below) with, such specified Person; provided, however, that for purposes of Section 4.11(viii) and Section 4.22, an "affiliate" of any Person shall also include (i) any director of officer of Gentek Holdings or any of its Subsidiaries and each of their respective affiliates, and (ii) the Sellers' Representative and any of its directors, officers and each of their respective affiliates.

     "Agreement" shall have the meaning specified in the preamble to this Agreement.

     "Arrangers" shall have the meaning specified in Section 5.06.

     "Assets" shall have the meaning specified in Section 4.14.

     "Assignment and Assumption  Agreement" shall have the meaning  specified in
Section 2.02.

     "Auditor's  Determination  Statement"  shall have the meaning  specified in
Section 2.09.

     "Best Efforts Letter" shall have the meaning specified in Section 5.06.

     "Business"   shall  mean  the   businesses  of  Gentek   Holdings  and  its
Subsidiaries as conducted on the date hereof.

     "business day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in San Francisco, California or Cleveland, Ohio.

     "Canadian Employee Plans" shall have the meaning specified in Section 4.15.

     "Cash"  shall  mean,  for  Gentek  Holdings  and  its   Subsidiaries  on  a
consolidated basis, all cash and cash equivalents, other than, solely for purposes of Section 2.09, an amount in cash equal to the Cash True-Up Amount.

     "Cash-True-Up Amount" shall mean a dollar amount equal to the amount of deposits into the accounts of Gentek Holdings and any of its Subsidiaries as of 11:59 p.m. on the date of Closing that are not credited as Cash to reduce Indebtedness.

     "Class A Common Stock" shall have the meaning specified in Section 4.02.

     "Class B Common Stock" shall have the meaning specified in Section 4.02.

     "Class C Common Stock" shall have the meaning specified in Section 4.02.

     "Class D Common Stock" shall have the meaning specified in Section 4.02.

     "Closing" shall have the meaning specified in Section 2.04.

     "Closing  Adjustment  Amount Statement" shall have the meaning specified in
Section 2.09.

     "Closing Date" shall have the meaning specified in Section 2.04.

     "Closing Indebtedness" means the amount of Indebtedness, together with unpaid interest and fees accrued thereon, of Gentek Holdings and its
Subsidiaries on a consolidated basis immediately prior to the Closing, but giving effect to any payment thereof by Gentek Holdings or any of its Subsidiaries (and excluding, for greater certainty, any payment made by or on behalf of Purchaser) in connection with consummation of the Closing, determined in accordance with the accounting principles utilized in the preparation of the Reference Balance Sheet.

     "Closing  Net  Indebtedness"  shall have the meaning  specified  in Section
2.09.

     "Closing Working Capital" shall have the meaning specified in Section 2.09.

     "Closing Working Capital Adjustment" shall mean Thirteen Million One Hundred and Ninety Five Thousand Dollars ($13,195,000).

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collective  Bargaining  Agreements"  shall have the meaning  specified  in
Section 4.16.

     "Competition Act" shall mean the Competition Act (Canada), R.S.C. 1985, c. 34, as amended through the date hereof, and the rules and regulations promulgated thereunder.

     "Confidential  Information"  shall have the  meaning  specified  in Section
6.03.

     "Confidentiality   Agreement"   shall  mean  the   confidentiality   letter
agreement, dated as of May 29, 2002, by and between Gentek U.S. and Purchaser.

     "control" (including the terms "controlled by" and "under common control with") shall mean, as used with respect to any Person, the possession, directly or indirectly, or as trustee, personal representative or executor, by such Person of the power to direct or cause the direction of the affairs or
management  of  another   Person,   whether  through  the  ownership  of  voting
securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such other Person.

     "Current Incentive Plans" shall have the meaning specified in Section 6.13.

     "Disclosure Schedule" shall mean the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement, which Disclosure Schedule shall (i) consist of items of disclosure categorized by sections, and (ii) provide information, or otherwise qualify, the representations and warranties set forth in the corresponding sections of this Agreement and any other sections of this Agreement to the extent that it is readily apparent on the face of such disclosure that such disclosure applies to such other sections of this Agreement.

     "dollars"  and the sign "$" shall  each  mean  lawful  money of the  United
States.

     "Employee Plans" shall mean the U.S. Employee Plans and the Canadian Employee Plans.

     "Encumbrance" shall mean any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement, option, right of first refusal, easement, encroachment, indenture, deed of trust, right of way, license, lease, security agreement or restriction of any kind, excluding licenses of Intellectual Property.

     "Environmental Claim" shall mean any action, suit, investigation (other than a routine inspection), demand, demand letter, claim, lien, notice of non-compliance or violation, notice of liability, proceeding, consent order or consent agreement by any Governmental Authority or any Person made under or in accordance with any Environmental Law or Environmental Permit.

     "Environmental Law" shall mean any Law in effect as of the Closing Date, including any legally enforceable judicial or administrative order, consent decree or judgment, to the extent relating to protection of the environment, natural resources or exposure of any Person to Hazardous Materials.

     "Environmental Permit" shall mean any Permit required under any applicable Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended through the date hereof.

     "ERISA Affiliate" shall have the meaning specified in Section 4.15.

     "Escrow Agent" shall mean a national banking association reasonably acceptable to Purchaser and Sellers' Representative, or any successor thereto designated in accordance with the terms of the Escrow Agreement.

     "Escrow Agreement" shall mean the Escrow Agreement, substantially in the form attached hereto as Exhibit A.

     "Estimated Adjustment Amount Statement" shall have the meaning specified in
Section 2.08.

     "Estimated  Closing Net  Indebtedness"  shall have the meaning specified in
Section 2.08.

     "Final  Closing   Adjustment  Amount  Statement"  shall  have  the  meaning
specified in Section 2.09(b) or Section 2.09(c), as the case may be.

     "Final  Purchase  Price  Adjustment"  shall have the meaning  specified  in
Section 2.09.

     "Final Purchase Price Adjustment Date" shall have the meaning  specified in
Section 2.09(b) or Section 2.09(c), as the case may be.

     "Financial Statements" shall have the meaning specified in Section 4.03.

     "Genstar" shall have the meaning specified in the preamble to this Agreement.

     "Genstar Stockholders" shall have the meaning specified in the preamble to this Agreement.

     "Gentek Canada" shall have the meaning specified in the recitals to this Agreement.

     "Gentek Holdings" shall have the meaning specified in the preamble to this Agreement.

     "Gentek U.S." shall have the meaning specified in the preamble to this Agreement.

     "Governmental   Authority"  shall  mean  any  national,   federal,   state,
provincial, municipal, local, foreign or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or other judicial body.

     "Governmental Order" shall mean any legally binding order, writ, judgment, injunction, decree, stipulation, or determination of any Governmental Authority.

     "Hazardous Materials" shall mean any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law and includes, without limitation, petroleum and petroleum products, by-products or breakdown products, radioactive materials, urea formaldehyde insulation, asbestos containing materials and polychlorinated biphenyls.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" shall mean, with respect to Gentek Holdings and its Subsidiaries on a consolidated basis, (i) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (ii) amounts owing as deferred purchase price for property or services, including all seller notes and "earn-out" payments, (iii) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (iv) commitments or obligations to assure a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) indebtedness secured by a lien on any assets or properties of Gentek Holdings or any of its Subsidiaries, (vi) obligations or commitments to repay deposits or other amounts advanced by and owing to third parties (including outstanding and unpaid checks), (vii) obligations under any interest rate, currency or other hedging agreement, (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" (as defined in the Employee Retirement Income Security Act of 1974, as amended), (ix) amounts that will automatically become due and payable or otherwise owing under any employment agreements or non-competition agreements as a direct result of the execution of this Agreement or the consummation of the transactions contemplated hereby, (x) obligations under capitalized leases, (xi) guarantees or other contingent liabilities (including so called take-or-pay or keep-well agreements) with respect to any indebtedness, obligation or liability of a type described in clauses (i) through (x) above of any other Person, (xii) prepayment premiums, penalties or equivalents thereof with respect to any indebtedness, obligation or liability of a type described in clauses (i) through (xi) above which would be payable if such indebtedness, obligation or liability would be paid at Closing, and (xiii) the Transaction Expenses; provided, however, that Indebtedness shall not include (A) accounts payable to trade creditors and accrued expenses arising in the ordinary course of business consistent with past practice, (B) the endorsement of negotiable instruments for collection in the ordinary course of business and (C) obligations for the undrawn face amounts of letters of credit issued for the benefit of (1) Cragwood Joint Venture in the face amount of $250,000 and (2) Liberty Mutual Insurance Company in the face amount of $766,890.

     "Indemnification  Escrow"  shall  have the  meaning  specified  in  Section
2.03(b).

     "Indemnification Escrow Amount" shall mean Seven Million Dollars ($7,000,000), which amount is to be deposited with the Escrow Agent in accordance with the terms of this Agreement and held and released pursuant to the terms and subject to the conditions set forth in this Agreement and in the Escrow Agreement.

     "Indemnified Party" shall have the meaning specified in Section 10.05.

     "Indemnified Purchaser Loss" shall have the meaning specified in Section 10.04.

     "Indemnified Purchaser Party" shall have the meaning specified in Section 10.04.

     "Indemnified  Seller  Loss"  shall have the  meaning  specified  in Section
10.03.

     "Indemnified  Seller  Party"  shall have the meaning  specified  in Section
10.03.

     "Indemnifying Party" shall have the meaning specified in Section 10.05.

     "Initial Trust Deposit" shall have the meaning specified in Section 6.08.

     "Insurance Policies" shall have the meaning specified in Section 4.24.

     "Intellectual Property" shall mean the Owned Intellectual Property and the Licensed Intellectual Property.

     "Interim  Working Capital  Statement"  shall have the meaning  specified in
Section 2.09(a).

     "Interim Financial Statements" shall have the meaning specified in Section 4.03.

     "Inventories" shall mean all inventory, merchandise, finished goods, work in process, raw materials and parts, packaging, supplies and other personal property maintained, held or stored by or for Gentek Holdings or any of its Subsidiaries on the Closing Date.

     "investment" with respect to any Person, shall mean (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities, or ownership interest (including partnership interests, limited liability company interests, and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

     "Investment Canada Act" shall mean the Investment Canada Act, R.S. 1985, c. 28 (1st supp.), as amended through the date hereof, and the rules and regulations promulgated thereunder.

     "IP Rights"  shall mean any or all of the following  throughout  the world:
(i) all patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, confidential or proprietary information, know how and technology, technical data, customer lists, designs, processes, source codes and databases ("Trade Secrets"); (iii) all works of authorship, registered and unregistered copyrights, mask works, moral and economic rights of authors (however denominated) copyright and mask work registrations and applications ("Copyrights"); (iv) all trade names, logos, trademarks, service marks and other indicia of origin; trademark and service mark registrations and applications or similar reservations of marks ("Trademarks"); and (v) Internet domain names, applications and reservations therefor, uniform resource locations and the corresponding Internet sites.

     "IRS" shall mean the Internal Revenue Service of the United States.

     "ISRA" shall mean the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (and including N.J.S.A. 58:10B-1 et seq.) and the regulations promulgated thereunder.

     "ISRA Approvals" all approvals, authorizations, agreements, consents or orders that are required, in the reasonable, good faith judgment of Gentek Holdings and its Subsidiaries, under the applicable provisions of ISRA to be obtained by Gentek Holdings or any of its Subsidiaries in connection with, and/or as a condition to, the consummation of the transactions contemplated by this Agreement.

     "knowledge" shall mean, with respect to any specified Person, (i) if such Person is an individual, the actual knowledge of such Person, and (ii) if such Person is not an individual, the actual knowledge of any executive officer or director (or other individual serving in a similar capacity) of such Person.

     "Law" shall mean any statute, law, ordinance, regulation, rule, code, principle of common law, Governmental Order or other requirement of any Governmental Authority.

     "Leased Real Property" shall mean the real property presently leased by or subject to an offer to lease, agreement to lease or sublease or other use or occupancy agreement by Gentek Holdings or any of its Subsidiaries.

     "Liabilities" shall mean any and all adverse claims, debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

     "Licensed Intellectual Property" shall mean all material IP Rights licensed or sublicensed to or by Gentek Holdings or any of its Subsidiaries from or to a third party.

     "Material Adverse Effect" shall mean any circumstance, change in, or effect on the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on the Business, is or would reasonably be expected to be, materially adverse to the Business, operations, assets or liabilities, results of operations or financial condition of Gentek Holdings and its Subsidiaries, taken as a whole; provided, however, that none of the following circumstances, changes in, or effects shall be deemed, either alone or in combination, to constitute a Material Adverse Effect: (i) any change in or effect resulting from or arising out of the announcement of this Agreement or the pendency of the transactions contemplated by this Agreement; (ii) any change in or effect resulting from or arising out of the performance by Sellers, Gentek Holdings or Gentek U.S. of their respective obligations under this Agreement; (iii) any change in or effect resulting from or arising out of general economic conditions in the United States or Canada that do not disproportionately affect Gentek Holdings or any of its Subsidiaries; or (iv) any change in or effect resulting from or arising out of the industries in which Gentek Holdings and its Subsidiaries conduct the Business that do not disproportionately affect Gentek Holdings or any of its Subsidiaries.

     "Material Contracts" shall have the meaning specified in Section 4.11.

     "Multiemployer Plan" shall have the meaning specified in Section 4.15.

     "Option Shares" shall have the meaning specified in the recitals to this Agreement.

     "Options" shall have the meaning specified in the recitals to this Agreement.

     "OTPPB" shall have the meaning specified in the preamble to this Agreement.

     "Outstanding  Draft  Amount"  shall have the meaning  specified  in Section
6.14.

     "Overlap Period" shall mean a taxable period beginning on or prior to and ending after the Closing Date.

     "Owned Intellectual Property" shall mean all material IP Rights owned by Gentek Holdings or any of its Subsidiaries.

     "Owned Real Property" shall mean the real property presently owned by Gentek Holdings or any of its Subsidiaries, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all material fixtures, systems, equipment and items of personal property of Gentek Holdings or any of its Subsidiaries attached or appurtenant thereto and all material easements, licenses, rights and appurtenances relating to the foregoing.

     "PBGC" shall have the meaning specified in Section 4.15.

     "Pending Sherwin-Williams Litigation" shall mean that certain Action known as Gentek Building Products, Inc. v. The Sherwin-Williams Company, Case No. 1:02CV0013 pending in the United States District Court for the Northern District of Ohio (including any appeal, settlement or other proceeding relating thereto or derivative thereof).

     "Percentage Share" shall mean, with respect to each Seller, such Seller's allocated share of the Purchase Price, calculated using a fraction, the numerator of which is the portion of the Purchase Price allocated to such Seller pursuant to this Agreement based upon such Seller's ownership of Shares and Options as set forth on Schedule I hereto, and the denominator of which is the aggregate Purchase Price payable pursuant to this Agreement to all Sellers and holders of Options.

     "Permit" shall mean any permit (including occupancy permit), certificate, license, consent or authorization of any Governmental Authority.

     "Permitted Encumbrances" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Encumbrances for Taxes, assessments, charges, levies or other claims not yet due and payable, or the validity of which are being contested in good faith; (ii) materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business and which do not, individually or in the aggregate, materially detract from the value of, or impair the use of, any of the assets or properties of Gentek Holdings or any of its Subsidiaries; (iii) Encumbrances, easements, reserves, servitudes, encroachments, rights of way or other imperfections of title to real property which do not, individually or in the aggregate, materially detract from the value or marketability of, or impair the present use of, such property; and (iv) the provisions of applicable Laws, including by-laws, regulations, ordinances and similar instruments relating to development and zoning, provided, in each case, that such Laws have been complied with in all material respects and, in the case of owned Real Property, that all necessary certificates and permits for the occupancy and use of each parcel of such owned Real Property have been obtained and are in full force and effect.

     "Person" shall mean any individual, partnership, firm, corporation, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under ss. 13(d)(3) of the Securities Exchange Act of 1934, as amended through the date hereof.

     "Pre-Closing Period" shall have the meaning specified in Section 4.17.

     "Preliminary Purchase Price" shall have the meaning specified in Section 2.02.

     "Price Adjustment Audit" shall have the meaning specified in Section 2.09.

     "Price  Adjustment  Auditor"  shall have the meaning  specified  in Section
2.09.

     "Proceeding" shall have the meaning specified in Section 11.10.

     "Purchase Price" shall have the meaning specified in Section 2.02.

     "Purchase  Price  Escrow"  shall  have the  meaning  specified  in  Section
2.03(a).

     "Purchase Price Escrow Amount" shall mean Five Million Dollars ($5,000,000), which amount is to be deposited with the Escrow Agent in accordance with the terms of this Agreement and held and released pursuant to the terms and subject to the conditions set forth in this Agreement and in the Escrow Agreement.

     "Purchaser" shall have the meaning specified in the preamble to this Agreement.

     "Real Property" shall mean the Leased Real Property and the Owned Real Property.

     "Real Property Documents" shall mean all leases, subleases, binding offers to lease and other use or occupancy agreements and all material lease guaranties, estoppel certificates and subordination and non-disturbance agreements by Gentek Holdings or any of its Subsidiaries.

     "Receivables" shall mean any and all accounts receivable, notes and other amounts receivable owed to Gentek Holdings or any of its Subsidiaries by third parties, arising from the conduct of the Business before the Closing Date, together with all unpaid financing charges accrued thereon.

     "Reference Balance Sheet" shall mean the audited consolidated balance sheet of Gentek Holdings and its Subsidiaries dated as of December 31, 2002, a copy of which is attached hereto as Exhibit C.

     "Reference Balance Sheet Date" shall mean December 31, 2002.

     "Registered IP Rights" shall mean all United States, international and foreign (i) Patents and applications therefor (including provisional applications), (ii) registered Trademarks and applications therefor, (iii) registered Copyrights and applications therefor, and (iv) Internet domain names and uniform resource locators.

     "Regulations" shall mean the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "Resolution Period" shall have the meaning specified in Section 2.09.

     "Securities Act" shall have the meaning specified in Section 5.04.

     "Sellers" shall have the meaning specified in the preamble to this Agreement.

     "Sellers' Representative" shall have the meaning specified in the preamble to this Agreement.

     "Shares" shall have the meaning specified in the recitals to this Agreement.

     "Sharing  Formula" shall mean, with respect to the SVA Amount  specified in
Section 6.08(h)(ii), an apportionment of such SVA Amount such that the Sherwin-

Williams Claims Trust receives or retains the TR Share and Gentek Holdings and its Subsidiaries receive or retain the remainder.

     "Sherwin-Williams" shall mean The Sherwin-Williams Company, a corporation organized and existing under the laws of the State of Ohio.

     "Sherwin-Williams Claims" shall mean all claims, controversies, Actions, demands, causes of action, debts, obligations, damages, liabilities, duties, or contracts of every kind and description, whether known or unknown, and whether at law or in equity, against Sherwin-Williams or any of its affiliates or any of their respective predecessors or successors or any of their respective businesses, which Gentek U.S. or any of its affiliates or any of their respective predecessors or successors (other than Sellers and the holders of Options) or any of their respective businesses now have or are owed, have had or have been owed, or hereinafter may have or may be owed, arising out of or related to any act, event, occurrence, or omission arising or existing at any time from the beginning of the world which relate to a Steel Peel Occurrence or a Subject Product, and all proceeds thereof and things of value received with respect thereto; provided however, that if the transfer or assignment of such Sherwin-Williams Claims would breach any underlying contractual right or render void or voidable any benefit, then "Sherwin-Williams Claims" shall mean the proceeds from the foregoing claims, controversies, Actions, demands, causes of action, debts, obligations, damages, liabilities, duties or contracts.

     "Sherwin-Williams Claims Trust" shall have the meaning specified in the preamble to this Agreement.

     "Sherwin-Williams Litigation Liabilities" shall mean any loss, liability, obligation, damage, claim, cost, expense, interest, award, judgment or penalty suffered, incurred or sustained by Gentek U.S. or any of its affiliates as a result of (i) the conduct, management, settlement or prosecution by Sellers, holders of Options, Sellers' Representative or the Sherwin-Williams Claims Trust of the Pending Sherwin-Williams Litigation or any Sherwin-Williams Claims, (ii) any claim, counterclaim or other Action initiated or asserted by
Sherwin-Williams or any of its affiliates arising out of, resulting from or related to the Pending Sherwin-Williams Litigation or any Sherwin-Williams Claims, (iii) any action taken by Gentek Holdings or any of its Subsidiaries or any of their respective affiliates, officers, directors or agents at the direction of Sellers or the Sellers' Representative pursuant to Section 6.08 hereof or as otherwise compelled by legal process in connection with the Pending Sherwin-Williams Litigation, and (iv) the assignment, transfer, conveyance and/or delivery by Gentek Holdings or any of its Subsidiaries of the rights and benefits arising out of the Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims to the Sherwin-Williams Claims Trust pursuant to Section
6.08 hereof (including any Taxes payable in connection therewith).

     "Single Employer Plan" shall have the meaning specified in Section 4.15.

     "Steel Peel Adjustment" shall mean Five Million Dollars ($5,000,000); provided, however, that if, prior to Closing, the Pending Sherwin-Williams Litigation is settled (by judgment or otherwise), the Steel Peel Adjustment shall be reduced proportionately by a percentage equal to the amount of future Steel Peel Claims with respect to which Sherwin-Williams agrees to honor its warranty or otherwise may pay, provided that pursuant to the terms of such settlement or judgment, Sherwin-Williams agrees or is required to reimburse Gentek Holdings and its Subsidiaries in cash for at least fifty percent (50%) of the costs incurred by Gentek Holdings and its Subsidiaries after the Closing for the remediation of Steel Peel Claims. By way of example, if Sherwin-Williams acknowledged one hundred percent (100%) of the liability for future Steel Peel Claims, the Steel Peel Adjustment would be reduced to zero and eliminated, and if Sherwin-Williams accepted sixty percent (60%) of the liability for future Steel Peel Claims, the Steel Peel Adjustment would be reduced to Two Million Dollars ($2,000,000).

     "Steel Peel Claim" shall mean any warranty claim against Gentek U.S. arising from any Steel Peel Occurrence made by, or derived from the rights of, a Person to whom Subject Products were sold.

     "Steel Peel Occurrence" shall mean a failure in the form of peeling of the coated surface of any Subject Product.

     "Subject Products" shall mean certain residential siding products, consisting of painted steel paneling that were manufactured or produced by Gentek U.S. or one or more of the predecessors of Gentek U.S. or its business between January 1, 1992 and December 31, 1995 in product color lines designated as (i) "885 White", "Special White", "Polar White" or "Poplar" or (ii) an alternative name for marketing purposes corresponding to any such name and, in each case, which used Sherwin-Williams paint.

     "Subsidiary" shall mean, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof.

     "SVA Amount" shall have the meaning specified in Section 6.08.

     "Tax" or "Taxes" shall mean any and all taxes (including estimated taxes), assessments, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed by any government or taxing authority, including, without limitation (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), (i) taxes or other charges on or with respect to income, franchises, concessions, windfall or other profits, gross receipts, property, sales, use, capital gains, capital stock or shares, payroll, employment, occupation, severance, social security, capital, workers' compensation, unemployment compensation or insurance, or net worth; (ii) taxes or other charges in the nature of excise, goods and services, withholding, ad valorem, stamp, transfer, value added, or gains taxes; (iii) license, registration and documentation fees; (iv) customs duties, tariffs, and similar charges and (v) any liability for amounts set forth elsewhere in this definition of "Taxes" as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

     "Tax Attributes" shall mean net operating losses, capital losses and tax credits, and carryovers thereof, for purposes of federal income or state income or franchise taxes.

     "Tax Benefit" shall have the meaning specified in Section 10.06.

     "Tax Matter" shall have the meaning specified in Section 7.02.

     "Tax Returns" shall have the meaning specified in Section 4.17.

     "Third Party Claims" shall have the meaning specified in Section 10.05.

     "Threshold Amount" shall have the meaning specified in Section 10.06.

     "TR Share" shall mean, with respect to the SVA Amount specified in Section 6.08(h)(ii), an amount equal to Five Million Dollars ($5,000,000), less the present value of all sums expended after the Closing in remediating any Steel Peel Claims which are not being reimbursed in cash to Gentek Holdings or its Subsidiaries by Sherwin-Williams pursuant to the settlement contemplated in
Section 6.08(h)(ii) (discounted from the date that such sums were expended to the Closing Date using a discount rate of six percent (6%) per annum), multiplied by a factor equal to the percentage, which shall be at least fifty percent (50%), of the costs incurred by Gentek Holdings or its Subsidiaries after the Closing for the remediation of Steel Peel Claims with respect to which Sherwin-Williams agrees to reimburse Gentek Holdings or its Subsidiaries in cash pursuant to the settlement contemplated in Section 6.08(h)(ii) after the Closing.

     "Transaction Expenses" shall mean the aggregate amount payable, directly or indirectly, by Gentek Holdings or any of its Subsidiaries, to the consultants, financial advisors, attorneys, accountants or other agents and representatives retained by Gentek Holdings, or any of its affiliates or stockholders, for services rendered (including research, preparation, drafting documents, negotiations, due diligence efforts, consultations, assessments, or valuations) and any fees payable by Gentek Holdings or any of its Subsidiaries to Genstar or any of its affiliates, in each case, in connection with this Agreement and the transactions contemplated hereby, to the extent that such amounts have not been either paid or accrued in accounts payable reflected in Working Capital as of the Closing.

     "Transferred Employees" shall have the meaning specified in Section 6.13.

     "Trust Amount" shall mean any and all proceeds of any award, settlement or other recovery received in respect of any and all Sherwin-Williams Claims, less any administrative charges of the Trustee.

     "Trust Interest" shall mean a non-transferable right to receive, if and when received by the Sherwin-Williams Claims Trust, an allocable portion of the Trust Amount.

     "Trustee" shall have the meaning specified in the preamble to this Agreement.

     "U.S. Employee Plans" shall have the meaning specified in Section 4.15.

     "U.S.  GAAP"  shall  mean  United  States  generally  accepted   accounting
principles as in effect from time to time.

     "Working Capital" shall mean, for Gentek Holdings and its Subsidiaries on a consolidated basis, net accounts receivable, plus Inventories, plus prepaid expenses, less the amount of accounts payable (excluding, for greater certainty, unpaid checks issued by Gentek Holdings or any of its Subsidiaries) and other accrued current Liabilities (excluding (i) accrued interest payable on outstanding interest-bearing Indebtedness and (ii) Liabilities for Steel Peel Claims). For references purposes only, Working Capital reflected on the Reference Balance Sheet is Twenty Nine Million, Three Hundred Eighty Nine Thousand Dollars ($29,389,000).

     Section  1.02.  Other  Interpretive  Provisions.  With  reference  to  this
Agreement,   unless  otherwise  specified  herein,  the  following  interpretive provisions shall apply:

          (a) the meanings of defined terms are equally applicable to the singular and plural forms of such defined terms;

          (b) the words "herein," "hereto," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision hereof;

          (c) Article, Section, Exhibit and Schedule references are references to the articles, sections, exhibits and schedules of this Agreement;

          (d) the term "including" is by way of example and not a limitation;

          (e) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financialb statements and other writings, however evidenced, whether in physical or electronic form;

          (f) in the computation of periods of time from a specified date to a later specified date, (i) the word "from" shall mean "from and including;" (ii) the words "to" and "until" each mean "to but excluding;" and (iii) the word "through" shall mean "to and including"; and

          (g) section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

     Section 1.03. Schedules and Exhibits. The Schedules and Exhibits to this Agreement are incorporated herein and form an integral part hereof. If an
Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement.

                                   ARTICLE II.

                                PURCHASE AND SALE

     Section 2.01. Purchase and Sale of the Shares; Cancellation of Options. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) each Seller and Genstar, acting in its capacity as agent for certain Sellers, shall sell, assign, transfer, convey and deliver to Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to Purchaser, free and clear of any and all Encumbrances, and Purchaser shall purchase, the Shares set forth opposite such Seller's name on Schedule I hereto, and (ii) all of the Options shall automatically be deemed cancelled and shall have no further force or effect. The surrender of Options in exchange for the consideration described in Section 2.02 hereof shall be deemed a release of any and all rights the holder had or may have had in respect of all of the holder's Options.

     Section 2.02. Purchase Price. In consideration for the sale of the Shares and cancellation of the Options pursuant to Section 2.01, upon the terms and subject to the conditions set forth in this Agreement, (i) Purchaser shall pay to Sellers and the holders of Options an amount equal to One Hundred and Ten Million Dollars ($110,000,000), plus the Closing Working Capital Adjustment, less the Steel Peel Adjustment (the "Preliminary Purchase Price"), as adjusted pursuant to this Article II, such amount to be allocated among such Sellers and holders of Options on a pro rata basis in accordance with their respective economic ownership interests in the net proceeds of the transactions contemplated hereby, and (ii) Gentek U.S. shall assign to the Sherwin-Williams Claims Trust the rights and benefits of the Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims pursuant to the Assignment and Assumption
Agreement attached hereto as Exhibit B (the "Assignment and Assumption Agreement"), and the Sherwin-Williams Claims Trust shall issue Trust Interests to Sellers and the holders of Options, such Trust Interests to be allocated among such Sellers and holders of Options on a pro rata basis in accordance with their respective economic ownership interests in the net proceeds of the transactions contemplated hereby (the Preliminary Purchase Price, as so adjusted, being referred to herein as the "Purchase Price"). Delivery by
Purchaser of the Preliminary Purchase Price, as adjusted, to Sellers' Representative in accordance with Section 2.03, and such assignment, shall constitute a full discharge of Purchaser's obligations pursuant to this Section 2.02.

     Section 2.03. Escrow Arrangements.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, a portion of the Preliminary Purchase Price equal to the Purchase Price Escrow Amount shall be deposited by Purchaser with the Escrow Agent (the "Purchase Price Escrow") to be held and released by the Escrow Agent pursuant to the terms and subject to the conditions set forth in the Escrow Agreement as security for the Final Purchase Price Adjustment obligations of Sellers set forth in Section 2.09.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, a portion of the Preliminary Purchase Price equal to the Indemnification Escrow Amount shall be deposited by Purchaser with the Escrow Agent (the "Indemnification Escrow") to be held and released by the Escrow Agent pursuant to the terms and subject to the conditions set forth in the Escrow Agreement as security for the indemnification obligations of Sellers and the Sherwin-Williams Claims Trust set forth in Article X.

     Section 2.04. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, on August 29, 2003 or on such other date (not later than October 31, 2003) as may be specified by the parties hereto after the satisfaction or valid waiver of the conditions set forth in Article VIII that are capable of being satisfied prior to the Closing (the day on which the Closing takes place being referred to herein as the "Closing Date").

     Section 2.05. Closing Deliveries of Sellers. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the following shall be delivered to Purchaser:

               (i) a stock certificate evidencing the Shares held by each Seller, duly endorsed in blank or accompanied by stock powers duly executed in blank, with all required stock transfer tax stamps affixed thereto;

               (ii) a consent and release, in form and substance reasonably acceptable to Purchaser and Sellers' Representative, executed by each holder of one or more Options in connection with the cancellation thereof;

               (iii) a receipt for the Purchase Price executed by Sellers' Representative;

               (iv) a counterpart, executed by Sellers' Representative, of the Escrow Agreement dated as of the Closing Date;

               (v) a counterpart, executed by the Sherwin-Williams Claims Trust, of the Assignment and Assumption Agreement dated as of the Closing Date; and

               (vi) each of the documents required to be delivered by Sellers pursuant to Section 8.03 that has not been delivered prior to the Closing.

     Section 2.06. Closing Deliveries of Gentek Holdings, Gentek U.S. and Gentek Canada. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Gentek Holdings, Gentek U.S. and Gentek Canada shall deliver, or cause to be delivered, to Purchaser the following:

               (i) counterparts, executed by Gentek Holdings, Gentek U.S. and Gentek Canada, of the Escrow Agreement dated as of the Closing Date;

               (ii) a counterpart, executed by Gentek U.S., of the Assignment and Assumption Agreement dated as of the Closing Date; and

               (iii) each of the documents required to be delivered by Gentek Holdings, Gentek U.S. or Gentek Canada pursuant to Section 8.03 that has not been delivered prior to the Closing.

     Section 2.07. Closing Deliveries of Purchaser.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall deliver, or cause to be delivered, to Sellers' Representative, on behalf of Sellers and the holders of the Options, as applicable, the following:

               (i) the  Preliminary  Purchase  Price,  as  adjusted  pursuant to
Section 2.08 (less the Purchase Price Escrow Amount and the Indemnification Escrow Amount), by wire transfer in immediately available funds to the bank account or accounts designated by Sellers' Representative in writing not less than two (2) business days prior to the Closing;

               (ii)  a  counterpart,   executed  by  Purchaser,  of  the  Escrow
Agreement dated as of the Closing Date; and

               (iii) each of the documents required to be delivered by Purchaser pursuant to Section 8.02 that has not been delivered prior to the Closing.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall cause all Indebtedness set forth in
Schedule II hereto to be paid in full.

     Section 2.08. Pre-Closing Purchase Price Adjustment.

          (a) On a date specified by Sellers' Representative, which must be a date not less than three (3) nor more than five (5) business days prior to the Closing Date (the "Adjustment Estimation Date"), Sellers' Representative, on behalf of Sellers, shall cause Gentek Holdings to prepare and deliver to Sellers' Representative and Purchaser a statement (the "Estimated Adjustment Amount Statement") setting forth a good faith estimate of Closing Indebtedness, less Cash as of the close of business on the Closing Date ("Estimated Closing Net Indebtedness") determined in accordance with the accounting principles utilized in the preparation of the Reference Balance Sheet.

          (b) The Preliminary Purchase Price payable by Purchaser at the Closing pursuant to Section 2.02 shall be decreased, on a dollar for dollar basis, by an amount equal to Estimated Closing Net Indebtedness, if any.

     Section 2.09. Post-Closing Purchase Price Adjustments.

          (a) Initial Purchase Price Adjustment.

               (i) Within ten (10) calendar days following the Closing Date, Purchaser shall prepare and deliver to Sellers' Representative a statement specifying the amount of Working Capital as of the close of business on the Closing Date (the "Interim Working Capital Statement"), which statement shall be prepared in good faith, in accordance with the accounting principles utilized in the preparation of the Reference Balance Sheet and without giving effect to any audit adjustments or procedures Purchaser might have or may then be implementing to verify or test Working Capital, such as counting of Inventory.

               (ii) Sellers' Representative, on behalf of Sellers, shall have two (2) calendar days following its receipt of the Interim Working Capital Statement during which either (A) to notify Purchaser of acceptance by Sellers' Representative, on behalf of Sellers, of the Interim Working Capital Statement, or (B) to notify Purchaser of any dispute by Sellers' Representative, on behalf of Sellers, with respect to the Interim Working Capital Statement. If Sellers' Representative shall fail either to so notify Purchaser of acceptance by Sellers' Representative, on behalf of Sellers, of the Interim Working Capital Statement or to so notify Purchaser of any such dispute by Sellers' Representative, on behalf of Sellers, within such two-calendar day period, the Interim Working Capital Statement shall be deemed to have been accepted by Sellers' Representative, on behalf of Sellers. If Sellers' Representative shall notify Purchaser within such two-calendar day period of any dispute by Sellers' Representative, on behalf of Sellers, with respect to the Interim Working Capital Statement, then no adjustment to the Purchase Price shall be made pursuant to this Section 2.09(a).

               (iii) In the event that the Interim Working Capital Statement shall be accepted (or shall be deemed to have been accepted) by Sellers' Representative, on behalf of Sellers, pursuant to Section 2.09(a)(ii), Purchaser and Sellers' Representative, on behalf of Sellers, shall promptly deliver to the Escrow Agent irrevocable instructions to immediately release Four Million Dollars ($4,000,000) from the Purchase Price Escrow as follows: (A) if Working Capital reflected on the Interim Working Capital Statement is less than Fifty Million Dollars ($50,000,000), Purchaser and Sellers' Representative, on behalf of Sellers, shall instruct the Escrow Agent to release and deliver to Purchaser an amount equal to such difference, but in no event more than Four Million Dollars ($4,000,000) and (B) to the extent that the amount distributed to Purchaser pursuant to the foregoing clause (A) of this Section 2.09(a)(iii) is less than Four Million Dollars ($4,000,000), Purchaser and Sellers' Representative, on behalf of Sellers, shall instruct the Escrow Agent to release and deliver to Sellers' Representative an amount equal to the amount by which Four Million Dollars ($4,000,000) exceeds the amount released to Purchaser pursuant to the foregoing clause (A) of this Section 2.09(a)(iii).

          (b) Final Purchase Price Adjustment.

               (i) As promptly as practicable following the Closing Date (but in no event later than thirty (30) calendar days thereafter), Purchaser shall prepare and deliver to Sellers' Representative a statement (the "Closing Adjustment Amount Statement") setting forth (A) the amount of Working Capital as of the close of business on the Closing Date ("Closing Working Capital"), determined in accordance with the accounting principles utilized in the preparation of the Reference Balance Sheet, and (B) the amount of Closing
Indebtedness, less Cash as of the close of business on the Closing Date ("Closing Net Indebtedness"), if any, determined in accordance with the accounting principles utilized in the preparation of the Reference Balance Sheet.

               (ii) Sellers' Representative, on behalf of Sellers, shall have thirty (30) calendar days following its receipt of the Closing Adjustment Amount Statement during which either (A) to notify Purchaser of acceptance by Sellers' Representative, on behalf of Sellers, of the Closing Adjustment Amount Statement, or (B) to notify Purchaser of any dispute by Sellers' Representative, on behalf of Sellers, as to the Closing Adjustment Amount Statement, which notice shall set forth in reasonable detail the basis for such dispute. If Sellers' Representative shall so notify Purchaser of acceptance by Sellers' Representative, on behalf of Sellers, of the Closing Adjustment Amount Statement within such thirty-calendar day period, the Closing Adjustment Amount Statement shall constitute the "Final Closing Adjustment Amount Statement" and the date of delivery of such notice shall constitute the "Final Purchase Price Adjustment Date". If Sellers' Representative shall fail either so to notify Purchaser of acceptance by Sellers' Representative, on behalf of Sellers, of the Closing Adjustment Amount Statement or so to notify Purchaser of any such dispute by Sellers' Representative, on behalf of Sellers, within such thirty-calendar day period, the Closing Adjustment Amount Statement shall be deemed to have been accepted by Sellers' Representative, on behalf of Sellers, and shall constitute the "Final Closing Adjustment Amount Statement" and the last day of such thirty-calendar day period shall constitute the "Final Purchase Price Adjustment Date". In the event that Sellers' Representative shall so notify Purchaser of any dispute as to the Closing Adjustment Amount Statement, Purchaser and Sellers' Representative shall cooperate in good faith to resolve such dispute as promptly as possible, and if Purchaser and Sellers' Representative are able to resolve such dispute (as evidenced by a written notice acknowledged by each of Purchaser and Sellers' Representative) within fifteen (15) calendar days of Sellers' Representative's delivery of the notice of such dispute as provided herein (the "Resolution Period"), then the date of such acknowledgement that such dispute has been resolved shall constitute the "Final Purchase Price Adjustment Date" and the Closing Adjustment Amount Statement, as modified in accordance with such resolution of such dispute, shall constitute the "Final Closing Adjustment Amount Statement."

               (iii) In the event that Purchaser and Sellers' Representative shall be unable to resolve any such dispute described in Section 2.09(b)(ii) within the Resolution Period, then such dispute shall be submitted to a big four independent accounting firm (the "Price Adjustment Auditor") selected by both parties within ten (10) calendar days after the expiration of the Resolution Period (such submission to the Price Adjustment Auditor being referred to herein as the "Price Adjustment Audit"). If Purchaser and Sellers' Representative are unable to agree on the Price Adjustment Auditor, then Purchaser and Sellers' Representative shall each have the right to request the American Arbitration Association to appoint the Price Adjustment Auditor, which Price Adjustment Auditor shall not have had a material relationship with Purchaser, Sellers' Representative, Gentek Holdings or any of its Subsidiaries, OTPPB or any of their respective affiliates within the immediately preceding two (2) years. In connection with the Price Adjustment Audit, Purchaser and Sellers' Representative shall execute, if requested by the Price Adjustment Auditor, a reasonable engagement letter. All fees and expenses incurred by the Price Adjustment Auditor in connection with the Price Adjustment Audit shall be borne equally by Purchaser and Sellers, in the aggregate. The Price Adjustment Auditor shall act as an expert and not as an arbitrator to determine, based solely on presentations by Purchaser and Sellers' Representative, and not by independent review, only those issues in dispute between the parties regarding the Closing Adjustment Amount Statement. The Price Adjustment Auditor's determination shall be requested to be made within twenty (20) calendar days of its selection, shall be set forth in a written statement (the "Auditor's Determination Statement") delivered to Purchaser and Sellers' Representative and shall be final, binding and conclusive on Purchaser, Sellers' Representative and Sellers and shall constitute an arbitral award upon which a judgment may be entered by a court of competent jurisdiction. The Closing Adjustment Amount Statement, as modified by the Auditor's Determination Statement, shall constitute the "Final Closing Adjustment Amount Statement" and the date of delivery of the Auditor's Determination Statement shall constitute the "Final Purchase Price Adjustment Date."

               (iv) The Purchase Price shall be subject to a final adjustment (the "Final Purchase Price Adjustment") following the Closing as follows:

                    (1)  In  the   event   that  (A)   Fifty   Million   Dollars
($50,000,000) exceeds Working Capital, as set forth in the Final Closing Adjustment Amount Statement, then Sellers shall pay to Purchaser an amount equal to such excess, if any, less any amounts previously paid to Purchaser pursuant to Section 2.09(a)(iii), and (B) Working Capital, as set forth in the Final Closing Adjustment Amount Statement, exceeds Forty Five Million Dollars ($45,000,000), then Purchaser shall pay to Sellers an amount equal to such excess, less any amounts previously paid to Sellers pursuant to Section 2.09(a)(iii); provided, however, that in no event shall the aggregate amount released and/or paid to Sellers pursuant to Section 2.09(a)(iii) and this
Section 2.09(a)(iv)(1) exceed Five Million Dollars ($5,000,000).

                    (2) In the event that (A) Closing Net Indebtedness, as set forth in the Final Closing Adjustment Amount Statement, exceeds Estimated
Closing Net Indebtedness, as set forth in the Estimated Adjustment Amount Statement, Sellers shall pay to Purchaser the amount of such excess, or (B) Estimated Closing Net Indebtedness, as set forth in the Estimated Adjustment Amount Statement, exceeds Closing Net Indebtedness, as set forth in the Final Closing Adjustment Amount Statement, Purchaser shall pay to Sellers an amount equal to such excess.

               (v) Any amounts payable by Purchaser or Sellers, as the case may be, pursuant to Section 2.09(b)(iv) shall be set-off against any obligation to make a payment by the other party or parties, if any, pursuant to Section 2.09(b)(iv). Within five (5) business days after the Final Purchase Price Adjustment Date, Purchaser or Sellers, as applicable, shall pay to the other party or parties, as the case may be, by wire transfer in immediately available funds to an account designated in writing by the receiving party within four (4) business days of the Final Purchase Price Adjustment Date, any net amount payable to the receiving party pursuant to Section 2.09(b)(iv). Any net amounts payable by Sellers pursuant to Section 2.09(b)(iv) shall be paid first out of the funds then held in the Purchase Price Escrow and second out of the Indemnification Escrow. Any net amounts payable by Purchaser pursuant to Section 2.09(b)(iv) shall be paid first out of the funds then held in the Purchase Price Escrow. Within one (1) business day after the Final Purchase Price Adjustment Date, Purchaser and Sellers' Representative, on behalf of Sellers, shall deliver to the Escrow Agent irrevocable instructions to release funds from the Purchase Price Escrow and, if required pursuant to this Section 2.09(b)(v), the
Indemnification Escrow to make the payments contemplated by this Section 2.09(b)(v). Notwithstanding anything to the contrary set forth in this Agreement, Purchaser and Sellers' Representative agree that a breach of the terms of this Section 2.09(b)(v) by one party may cause irreparable loss to the other party and that damages may be impossible to ascertain, and therefore hereby consent to the granting of equitable relief by way of temporary, preliminary and permanent injunctive relief, by a court of competent jurisdiction, to prohibit such breach and compel compliance with the terms of this Section 2.09(b)(v).

     Section 2.10. No Impact on Indemnification. Notwithstanding anything to the contrary set forth in this Agreement, (i) the rights of Purchaser and Sellers to indemnification pursuant to this Agreement (and any limitations on such rights) shall not be deemed to limit, supersede or otherwise affect the rights of Purchaser and Sellers to a full purchase price adjustment pursuant to this
Article II, and (ii) no claim for indemnification may be made with respect to any Liabilities if and to the extent the amounts of such Liabilities are reflected in the Final Closing Adjustment Amount Statement.

     Section 2.11. Cash-True-Up Payment. On the third (3rd) business day (or later if specified by the Sellers' Representative) following the Closing, Purchaser shall pay to Sellers' Representative by wire transfer to an account designated by it the Cash-True-Up Amount.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF SELLERS,
             GENTEK HOLDINGS, GENTEK U.S., GENTEK CANADA, SELLERS'
              REPRESENTATIVE AND THE SHERWIN-WILLIAMS CLAIMS TRUST

     As an inducement to Purchaser to enter into this Agreement, (i) each of the Sellers severally, and not jointly, (ii) each of Gentek Holdings, Gentek U.S. and Gentek Canada (except with respect to Section 3.05 and Section 3.06) jointly and severally, (iii) Sellers' Representative (except with respect to Section 3.04, Section 3.05 and Section 3.06), and (iv) the Sherwin-Williams Claims Trust (only with respect to Section 3.01(c) and Section 3.06), hereby represent and warrant to Purchaser that, except as set forth in the Disclosure Schedule:

     Section 3.01. Authority.

          (a) If such Person is not an individual, such Person has all necessary corporate or other power and authority, and if such Person is an individual, such Person has full legal capacity, to execute and deliver this Agreement and the other documents to be executed and delivered by such Person as contemplated hereby and thereby, to carry out such Person's obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including the sale, assignment, transfer, conveyance and delivery of the Shares. If such Person is not an individual, the execution and delivery of this Agreement and the other documents to be executed and delivered by such Person as contemplated hereby, and the performance by such Person of all of its obligations hereunder and thereunder, have been duly authorized and approved by all requisite corporate or other action, as applicable, and no other corporate, limited liability or other action, as the case may be, is necessary to authorize the execution, delivery and performance of this Agreement and such other documents by such Person and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and as of the Closing each of the other documents to be executed and delivered by such Person as contemplated hereby will have been, duly executed and delivered by such Person, and (assuming due authorization, execution and delivery by Purchaser and each other party hereto or thereto) this Agreement constitutes, and such other documents to which such Person is a party will constitute as of the Closing, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors rights generally and to general equitable principles.

          (b) Each Genstar Stockholder has appointed Sellers' Representative as its true and lawful attorney-in-fact with respect to the Shares. With respect to each Genstar Stockholder, the power of attorney held by Sellers' Representative remains in full force and effect, is valid and binding and has not been revoked, repudiated or terminated.

          (c) The trust agreement and/or other organizational instrument(s) establishing and governing the Sherwin-Williams Claims Trust contain no restrictions prohibiting the Sherwin-William Claims Trust from entering into this Agreement or the other documents to be executed and delivered by the Sherwin-Williams Claims Trust as contemplated hereby or from consummating the transactions contemplated hereby or thereby. The Sherwin-Williams Claims Trust has all requisite power and authority to enter into this Agreement and the other documents to be executed and delivered by the Sherwin-Williams Claims Trust as contemplated hereby and to take any and all actions necessary to consummate the transactions contemplated hereby and thereby.

     Section 3.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act, the Competition Act and the Investment Canada Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.03, the execution, delivery and performance of this Agreement and the other documents to be executed and delivered by such Person as contemplated hereby, and the consummation by such Person of the transactions contemplated hereby and thereby, does not and will not (i) if such Person is not an individual, violate, conflict with or result in the breach of any provision of the charter or bylaws (or similar organizational documents) of such Person, (ii) conflict with or violate any Law or Governmental Order applicable to such Person or the Shares held by such Person or (iii) conflict in any material respect with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or other assets or properties of such Person pursuant to, any note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, offer to lease, agreement to lease, license, permit, franchise or other instrument or arrangement to which such Person is a party or by which any of such Shares or other assets or properties is bound or affected, in any such case which would reasonably be expected to have a material adverse effect on the ability of such Person to consummate the transactions contemplated by this Agreement and the other documents to be executed and delivered as contemplated hereby.

     Section 3.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the other documents to be executed and delivered by such Person as contemplated hereby does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except for (i) the ISRA Approvals and (ii) the notification requirements of the HSR Act, the Competition Act and the Investment Canada Act.

     Section 3.04. Brokers. Except for TD Securities, Inc. and/or one or more affiliates thereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding made by or on behalf of such Person. Gentek Holdings shall be solely responsible for payment of the fees and expenses of TD Securities, Inc.

     Section 3.05. Ownership of the Shares and Options. Such Seller is the lawful owner, beneficially and of record, of all of the Shares of such class and number as is set forth opposite such Seller's name on Schedule I hereto, free and clear of all Encumbrances. Such Seller holds Options for the purchase of such class and number of Option Shares as is set forth opposite such Seller's name on Schedule I hereto, which Options are beneficially owned by such Seller, free and clear of all Encumbrances. The delivery to Purchaser of the Shares held by such Seller pursuant to this Agreement will transfer to Purchaser good and valid title to all such Shares, free and clear of all Encumbrances.

     Section 3.06. Litigation. No claim, action, proceeding or investigation is pending against such Seller or the Sherwin-Williams Claims Trust, as the case may be, or, to the knowledge of such Seller or the Sherwin-Williams Claims Trust, as the case may be, threatened against such Seller or the Sherwin-Williams Claims Trust, as the case may be, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect the ability of such Seller or the Sherwin-Williams Claims Trust, as the case may be, to consummate, the transactions contemplated by this Agreement.

                                  ARTICLE IV.

                  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
                 GENTEK HOLDINGS, GENTEK U.S. AND GENTEK CANADA

     As an inducement to Purchaser to enter into this Agreement, each of Gentek Holdings, Gentek U.S. and Gentek Canada hereby jointly and severally represent and warrant to Purchaser that, except as set forth in the Disclosure Schedule:

     Section 4.01. Organization and Qualification of Gentek Holdings, Gentek U.S. and Gentek Canada. Each of Gentek Holdings and Gentek U.S. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Gentek Canada is a corporation duly incorporated and validly existing under the laws of the Province of Ontario, Canada. Each of Gentek Holdings, Gentek U.S. and Gentek Canada (i) has all necessary corporate power and authority to own its property and to carry on its Business as conducted on the date hereof and as of the Closing Date and (ii) is duly licensed or qualified to conduct its Business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified does not have a Material Adverse Effect.

     Section 4.02. Capital Stock of Gentek Holdings, Gentek U.S. and Gentek Canada.

          (a) The authorized capital stock of Gentek Holdings consists of 2,000,000 shares of Class A common stock, par value $.01 per share (the "Class A Common Stock"), 2,000,000 shares of Class B common stock, par value $.01 per share (the "Class B Common Stock"), 1,000,000 shares of Class C common stock, par value $.01 per share (the "Class C Common Stock"), and 1,000,000 shares of Class D common stock, par value $.01 per share (the "Class D Common Stock"). There is no other capital stock of Gentek Holdings authorized for issuance. There are 983,721 shares of Class A Common Stock and 400,000 shares of Class C Common Stock issued and outstanding, all of which outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this Section 4.02(a), there are no shares of capital stock of, or other equity or voting interest in, Gentek Holdings issued, outstanding or reserved for issuance. Except as set forth in Section 3.05 and Schedule I hereto, there are no outstanding or authorized options, warrants, convertible or exchangeable securities, stock appreciation rights, subscriptions, phantom stock rights, profit participation rights, or other rights, agreements, obligations, arrangements or commitments of any character relating to the capital stock of, or other equity or voting interest in, Gentek Holdings or obligating Gentek Holdings to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of, or any other interest in, Gentek Holdings other than pursuant to this Agreement. Gentek Holdings does not have any authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the stockholders on any matter.

          (b) The authorized capital stock of Gentek U.S. consists of 1,000 shares of common stock, par value $.01 per share. There are 100 shares of common stock of Gentek U.S. issued and outstanding, all of which (i) have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, and
(ii) are owned of record and beneficially solely by Gentek Holdings, free and clear of all Encumbrances. There are no outstanding or authorized options, warrants, convertible or exchangeable securities, stock appreciation rights, subscriptions, phantom stock rights, profit participation rights, or other rights, agreements, obligations, arrangements or commitments of any character relating to the capital stock of Gentek U.S. or obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of, or other equity or voting interest in, Gentek U.S. Gentek U.S. does not have any authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the stockholders on any matter.

          (c) The authorized capital of Gentek Canada consists of an unlimited number of common shares. There are 100 common shares issued and outstanding, all of which (i) have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, and (ii) are owned of record and beneficially solely by Gentek U.S., free and clear of all Encumbrances. There are no outstanding or authorized options, warrants, convertible or exchangeable securities, stock appreciation rights, subscriptions, phantom stock rights, profit participation rights, or other rights, agreements, obligations, arrangements or commitments of any character relating to the capital stock of Gentek Canada or obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of, or other equity or voting interest in, Gentek Canada. Gentek Canada does not have any authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the stockholders on any matter.

          (d) Gentek Holdings has no Subsidiaries other than Gentek U.S. and Gentek Canada, and none of Gentek Holdings or any of its Subsidiaries has any material investments in any Person that is organized and primarily carries on its business in the United States or Canada, or any investments in any other Person.

          (e) The delivery to Purchaser of the Shares pursuant to this Agreement will transfer to Purchaser good and valid title to all of the outstanding capital stock of Gentek Holdings, free and clear of all Encumbrances.

     Section 4.03. Financial Information. Section 4.03 of the Disclosure Schedule contains copies of (i) the audited consolidated balance sheet of Gentek Holdings and its Subsidiaries for the fiscal year ended as of December 31, 2002, and the related consolidated statements of income, retained earnings, shareholders' equity and cash flows of Gentek Holdings and its Subsidiaries, together with all related notes and schedules thereto (collectively, the "Financial Statements"), and (ii) the unaudited consolidated balance sheet of Gentek Holdings and its Subsidiaries as of June 30, 2003, and the related consolidated statements of income, retained earnings, shareholders' equity and cash flows of Gentek Holdings and its Subsidiaries (collectively, the "Interim Financial Statements"). The Financial Statements (i) were prepared in accordance with the books of account and other financial records of Gentek Holdings and its Subsidiaries, (ii) present fairly in all material respects the consolidated financial condition and results of operations of Gentek Holdings and its Subsidiaries as of the dates thereof or for the periods covered thereby, and
(iii) have been prepared in accordance with U.S. GAAP applied consistently in accordance with the past practices of Gentek Holdings and its Subsidiaries. The Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of Gentek Holdings and its Subsidiaries,
(ii) present fairly in all material respects the consolidated financial condition and results of operations of Gentek Holdings and its Subsidiaries as of the dates thereof or for the periods covered thereby, and (iii) have been prepared in accordance with U.S. GAAP (except for the absence of notes thereto and subject to normal and recurring year-end audit adjustments) applied consistently in accordance with the past practices of Gentek Holdings and its Subsidiaries.

     Section 4.04. No Undisclosed Liabilities. Gentek Holdings and its Subsidiaries have no material Liabilities other than Liabilities (i) in respect of the Steel Peel Claims, (ii) comprising Sherwin-Williams Litigation Liabilities, (iii) adequately reflected or reserved against on the Reference Balance Sheet, the Financial Statements or the Interim Financial Statements,
(iv) arising out of one or more of the types of matters addressed in the representations, warranties, covenants or agreements made in this Agreement and
(A) not required to be disclosed in the Disclosure Schedule by the terms of any such representation or warranty or (B) permitted to exist or be incurred by the terms of any such covenant or agreement, as the case may be, (v) covered by insurance, indemnification, contribution or comparable arrangements, (vi) for Indebtedness that as of the Closing will comprise Closing Indebtedness, (vii) for payables and other accrued Liabilities that will be reflected in Working Capital as of the Closing, (viii) for Taxes incurred or accrued in the ordinary course of business since the Reference Balance Sheet Date, and (ix) incurred since the Reference Balance Sheet Date in the ordinary course of business consistent with the past practices of Gentek Holdings and its Subsidiaries and that do not have a Material Adverse Effect.

     Section 4.05. Receivables. Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet relating to the sale of Inventory or services arose from, and such Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to Persons not affiliated with Gentek Holdings or its Subsidiaries and in the ordinary course of business consistent with the past practices of Gentek Holdings and its Subsidiaries.

     Section 4.06. Inventories. Subject to amounts reserved therefor on the Reference Balance Sheet (i) the values at which all Inventories are carried on the Reference Balance Sheet reflect the historical inventory valuation policy of Gentek Holdings and its Subsidiaries of stating such Inventories at the lower of cost (determined on the lower of average cost method) or market value, (ii) the Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are salable in the ordinary course of business consistent with the past practices of Gentek Holdings and its Subsidiaries, (iii) the Inventories were acquired or produced in the ordinary course of business and (iv) none of the Inventory is held on consignment from others.

     Section 4.07. Conduct in the Ordinary Course; Absence of Material Adverse Effect. Since the Reference Balance Sheet Date, the Business has been conducted in the ordinary course and consistent with the past practices of Gentek Holdings and its Subsidiaries (other than with respect to the transactions contemplated hereby) and no Material Adverse Effect has occurred or arisen. In addition, since the Reference Balance Sheet Date, neither Gentek Holdings nor any of its Subsidiaries has:

          (a) sold, transferred, leased, licensed or otherwise disposed of any assets or properties having a value, in any individual case, in excess of $100,000, except for (i) sales of Inventory in the ordinary course of business,
(ii) leases  entered into or terminated  in the ordinary  course of business and
(iii) transactions among Gentek Holdings and its Subsidiaries;

          (b) paid, discharged, settled or satisfied any Liabilities, other than payments, discharges or satisfactions in the ordinary course of business and consistent with the past practices of Gentek Holdings and its Subsidiaries;

          (c) canceled or waived any claims or rights of substantial value;

          (d) made any material change in any method of accounting or accounting practices, other than changes required by U.S. GAAP;

          (e) (i) made any tax election or settled and/or compromised any tax liability; (ii) prepared any Tax Returns in a manner which is inconsistent with the past practices of Gentek Holdings and its Subsidiaries, as the case may be, with respect to the treatment of items on such Tax Returns; (iii) incurred any liability for Taxes other than in the ordinary course of business; or (iv) filed an amended Tax Return or a claim for refund of Taxes;

          (f) increased the compensation payable (including, but not limited to, wages, salaries, bonuses or any other remuneration) or to become payable to any officer or employee being paid an annual base salary of $100,000 or more, or any director of Gentek Holdings or any of its Subsidiaries, except for (i) such increases that were required in accordance with the terms of any Employee Plan set forth in the Disclosure Schedule, or (ii) salary increases made in the ordinary course of business and consistent with the past practices of Gentek Holdings and its Subsidiaries;

          (g) made any bonus, profit sharing, pension, retirement or insurance payment, distribution or arrangement to or with any officer, employee or agent being paid an annual base salary of $100,000 or more, or any director of the Gentek Holdings or any of its Subsidiaries, except for (i) payments that were accrued on the Reference Balance Sheet or (ii) were required by the terms of any Employee Plan set forth in the Disclosure Schedule;

          (h) acquired any business or Person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions; or

          (i) entered into any contract, agreement or letter of intent (whether or not binding) with respect to, or otherwise committed or agreed, whether or not in writing, to do any of the foregoing matters set forth in Section 4.07(a) through Section 4.07(h), inclusive.

     Section 4.08. Litigation. Other than the Pending Sherwin-Williams Litigation, there are no Actions by or against Gentek Holdings or any of its Subsidiaries, or affecting any of the Assets of the Business, pending before, or to the knowledge of Gentek Holdings or any of its Subsidiaries, threatened to be brought by or before, any Governmental Authority that have a Material Adverse Effect. No claim, action, proceeding or investigation is pending or, to the knowledge of Gentek Holdings or any of its Subsidiaries, threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect, the ability of Gentek Holdings or any of its Subsidiaries to consummate the transactions contemplated by this Agreement. Neither Gentek Holdings nor any of its Subsidiaries, nor any of their respective assets or properties, is subject to any Governmental Order, nor, to the knowledge of such Person, are there any Governmental Orders threatened to be imposed by any Governmental Authority that have a Material Adverse Effect.

     Section 4.09. Compliance with Laws. Gentek Holdings and each of its Subsidiaries have conducted and continue to conduct the Business in accordance with, and have otherwise complied and are in compliance with, all Laws and Governmental Orders applicable to Gentek Holdings and such Subsidiaries, as the case may be, or the Assets or the Business, except as does not have a Material Adverse Effect, and neither Gentek Holdings nor any of its Subsidiaries are in violation of any such Law or Governmental Order, except as does not have a Material Adverse Effect.

     Section 4.10. Environmental Matters. Except as set forth on Section 4.10 of the Disclosure Schedule, Gentek Holdings and its Subsidiaries have obtained all Environmental Permits and are in compliance in all material respects with the requirements of such Environmental Permits and with all applicable Environmental Laws. There are no material past, pending or, to the knowledge of such Person, threatened Environmental Claims against Gentek Holdings or any of its
Subsidiaries or any of the Assets that are reasonably likely to result in a material liability to Gentek Holdings or its Subsidiaries. There are no facts, circumstances or conditions relating to the past or present business or operations of Gentek Holdings or any of its Subsidiaries or any of the Assets (including the disposal of any wastes, hazardous substances or other materials, the existence of any contractual obligations, or any other matters in respect of the past or present business or operations of Gentek Holdings and its Subsidiaries or any of their predecessors) that would reasonably be expected to give rise to any Liability that has a Material Adverse Effect. All material environmental audits and reports relevant to the Owned Real Property and the Leased Real Property in the possession of Gentek Holdings or any of its Subsidiaries have been made available to Purchaser.

     Section 4.11. Material Contracts.

          (a) Section 4.11 of the Disclosure Schedule sets forth a complete and accurate list of each contract and agreement (each contract and agreement listed in Section 4.11 of the Disclosure Schedule being referred to herein as a "Material Contract" and, collectively, the "Material Contracts") to which Gentek Holdings or any of its Subsidiaries is a party or by which any of them is bound, whether or not made in the ordinary course of business, that:

               (i) contain restrictions with respect to the payment of dividends or any other distribution in respect of the capital stock or other equity interests of such Person;

               (ii) relate to capital expenditures or other purchases of material, supplies, equipment or other assets or properties in excess of $250,000 individually or $1,000,000 in the aggregate;

               (iii) relate to a loan (other than accounts receivable from trade debtors in the ordinary course of business) to, or investment in, any Person;

               (iv) relate to Indebtedness;

               (v) grant or evidence an Encumbrance on any properties or assets of such Person, other than a Permitted Encumbrance;

               (vi) relate to any management, consulting or financial advisory services, or any other similar service, and any contracts with any investment or commercial bank;

               (vii) limits the ability of such Person to engage in any line of business or to compete with any other Person, other than pursuant to customary commercial arrangements with suppliers, distributors, vendors and other similar partners entered into in the ordinary course of business and which do not have a Material Adverse Effect;

               (viii) is with any Seller or any other affiliate of such Person (other than this Agreement and any agreement or instrument entered into pursuant to this Agreement) or any current officer or director of Gentek Holdings or any of its Subsidiaries or any of their respective affiliates;

               (ix) provides for the future disposition or acquisition of assets or properties (other than (A) in the ordinary course of business to any customers of Gentek Holdings or any of its Subsidiaries, or (B) as contemplated by clause (ii) above) with a value in excess of $100,000 in any individual case, or any merger, consolidation or similar business combination transaction, whether or not enforceable (including letters of intent);

               (x) provides for the sale or other supply of products by Gentek Holdings or any of its Subsidiaries to any of the twenty (20) largest customers of Gentek Holdings and its Subsidiaries during the fiscal year ended December 31, 2002;

               (xi) provides for any joint venture, partnership, strategic alliance, shareholders' agreement, co-marketing, co-promotion, co-packaging, joint development or similar arrangement;

               (xii) was entered into on or after June 30, 2003 and provides for the resolution or settlement of any actual or threatened Action or other dispute involving an amount in controversy that is equal to or greater than $50,000;

               (xiii) includes a standstill or other similar arrangement; or

               (xiv) involve the lease or sublease of personal property to which such Person is a party (as lessee or lessor) with a base rental payment in excess of $100,000 annually or $300,000 over the life of such lease or sublease, as the case may be.

          (b) Each Material Contract is in full force and effect and there exists no material default or event of material default by Gentek Holdings or any of its Subsidiaries or, to the knowledge of Gentek Holdings or any of its Subsidiaries, any other party to any such Material Contract with respect to any material term or provision thereof.

     Section 4.12. Intellectual Property. Section 4.12 of the Disclosure Schedule contains a complete and accurate list of each current item of Registered IP Rights and each and every license or agreement, which grants rights under Owned Intellectual Property, or Licensed Intellectual Property. Sellers' Representative has, or has caused to be, made available to Purchaser copies of all material licenses or material sublicenses relating to the Owned Intellectual Property or Licensed Intellectual Property. Each item of Owned
Intellectual Property is owned free and clear of all Encumbrances, except Permitted Encumbrances, and each item of Licensed Intellectual Property licensed to Gentek Holdings or any of its Subsidiaries is licensed under a subsisting license or sublicense which is to knowledge of Gentek Holdings and its Subsidiaries valid and in full force and effect and enforceable in accordance with its terms and the transactions contemplated by this Agreement will not breach or violate the terms thereof. None of Gentek Holdings or any of its Subsidiaries is in material breach or default of any license or sublicense listed in Section 4.12 of the Disclosure Schedule. To the knowledge of Gentek Holdings and its Subsidiaries, except as set forth on Section 4.12 of the Disclosure Schedule, the Owned Intellectual Property and Licensed Intellectual Property include all IP Rights used and material to Gentek Holdings or any of its Subsidiaries to conduct their respective Businesses as and where conducted on the Closing Date and as contemplated to be conducted in the near term. To the knowledge of Gentek Holdings and its Subsidiaries, none of the business operations of Gentek Holdings or any of its Subsidiaries (including, without limitation, the manufacturing, marketing licensing, sale or distribution of products and the general conduct and operation of their businesses) violate, infringe or misappropriate any IP Rights of any Person. Each item of Owned Intellectual Property listed on Section 4.12 of the Disclosure Schedule, shown as registered, filed, issued or applied for, has been duly filed in, registered in, issued by or applied for with, the official governmental registrars and/or issuers (or officially recognized issuers) of patents, trademarks, copyrights or Internet domain names (as applicable), in the various jurisdictions indicated on such item, and except as set forth on Section 4.12 of the Disclosure Schedule, each such registration, filing, issuance and/or application (i) has not been abandoned or canceled,

(ii) has been maintained effective by all requisite filings, renewals and payments, and (iii) to the knowledge of Gentek and its Subsidiaries, remains in full force and effect as of the Closing Date. Except as set forth in Section
4.12 of the Disclosure Schedule, none of Gentek Holdings or any of its Subsidiaries has (1) received any notice of any claim, or a written threat of any claim, from any third party within the past two years, and no third party claims are pending, alleging an infringement, violation or misappropriation of any intellectual property rights, and (2) nor have any of them made any claim against any third party of a violation, or misappropriation or infringement of Owned Intellectual Property which claim is pending. Gentek Holdings and each of its Subsidiaries has internal policies and taken steps reasonably sufficient to protect and preserve the confidentiality of those Trade Secrets it wishes to maintain as confidential.

     Section 4.13. Real Property.

          (a) Section 4.13(a) of the Disclosure Schedule lists and notes the address, including the name of the record or registered title owner of each parcel of Real Property and the address and landlord and tenant for each Leased Real Property. Gentek Holdings or its Subsidiaries are the legal and beneficial owners of and have good and valid title in fee simple to the Owned Real Property and Gentek Holdings or its Subsidiaries have valid leasehold interests that are in full force and effect in the Leased Real Property. Each parcel of Owned Real Property is owned free and clear of all Encumbrances (other than Permitted Encumbrances) and each parcel of Leased Real Property is leased under a valid and subsisting lease, sublease, offer to lease or agreement to lease. Purchaser has been provided or afforded access to copies of each Real Property Document and all written amendments thereto relating to the Real Property. Each Real Property Document relating to the Leased Real Property is in full force and effect, and none of Gentek Holdings or any of its Subsidiaries or any other party thereto is in default in any material respect under any Real Property Document.

          (b) There is no pending or, to the knowledge of Gentek Holdings or any
of  its  Subsidiaries,   threatened  condemnation,  eminent  domain  or  similar
proceeding with respect to, any Real Property.

     Section 4.14. Assets. Gentek Holdings and each of its Subsidiaries owns, leases or has the exclusive legal right to use all of the material properties and assets (other than IP Rights) used in their respective conduct of the Business and, with respect to contract rights, are, as the case may be, party to and enjoy the right to the benefits of all material contracts, agreements and other arrangements used in or relating to their respective conduct of the Business (all such properties, assets and rights being referred to herein as the "Assets"). Gentek Holdings and its Subsidiaries have good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of the Assets, free and clear of all Encumbrances, except Permitted Encumbrances.

     Section 4.15. Employee Benefit Matters.

          (a) Section 4.15(a) of the Disclosure Schedule contains a complete and accurate list of all "employee benefit plans" within the meaning of ss. 3(3) of ERISA, all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other employee benefit plans, programs and arrangements, and all employment agreements (except to the extent an employment agreement provides for "at-will" employment and does not provide for severance payments), in each case for the benefit of, or relating to, current employees and/or former employees of Gentek Holdings or any of its Subsidiaries and any such plans, programs and arrangements of any person (as defined in ss. 3(9) of ERISA) which together with Gentek Holdings or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of ss. 414 of the Code (any such Person, an "ERISA Affiliate"), but excluding any Canadian Employee Plan as defined in Section 4.15(n) (collectively, the "U.S. Employee Plans"). All U.S. Employee Plans are in compliance in all respects with the requirements prescribed by applicable Law currently in effect with respect thereto, and Gentek Holdings and its Subsidiaries have performed all obligations required to be performed by any of them under, and are not in any respect in default under or in violation of, any of the U.S. Employee Plans, in each case, except as would not reasonably be expected to result in material liability to Gentek Holdings or any of its Subsidiaries. Each U.S. Employee Plan intended to be qualified under ss. 401(a) of the Code and each trust intended to qualify under ss. 501(a) of the Code has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination notification advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. To the knowledge of Gentek Holdings and its Subsidiaries, nothing has occurred since the date of the most recent determination that could reasonably be expected to cause any such U.S. Employee Plan or trust to fail to qualify under ss. 401(a) or 501(a) of the Code. Purchaser has been provided or afforded access to copies of (i) all U.S. Employee Plans and, where applicable, summary plan descriptions and summaries of material modifications with respect to the U.S. Employee Plans, (ii) the annual report on IRS Form 5500-Series, including any attachments thereto, for the 2000 and 2001 plan years, and (iii) all minutes with respect to the meetings of the benefit committees of the U.S. Employee Plans since January 1, 2000.

          (b) No complete or partial termination of any U.S. Employee Plan which is subject to Title IV of ERISA has occurred or is expected to occur, and, to the knowledge of Gentek Holdings and its Subsidiaries, no proceedings have been instituted and no condition exists and no event has occurred that could constitute grounds under Title IV of ERISA to terminate or appoint a trustee to administer any U.S. Employee Plan. No U.S. Employee Plan subject to ss. 412 or 418B of the Code or ss. 302 of ERISA has incurred any accumulated funding deficiency within the meaning of ss. 412 or 418B of the Code or ss. 302 of ERISA, respectively, or has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement or an extension of any amortization period under ss. 412 of the Code or ss. 303 or 304 of ERISA. Except for payments of premiums to the Pension Benefit Guaranty Corporation (the "PBGC"), which have been paid in full, none of Gentek Holdings, any of its Subsidiaries or any ERISA Affiliate has incurred any liability in the past six years (including any indirect, contingent or secondary liability) to the PBGC in connection with any U.S. Employee Plan covering any active, retired or former employees or directors of Gentek Holdings or any of its Subsidiaries, including, without limitation, any liability under ss. 4069 or 4212(c) of ERISA or any penalty imposed under ss. 4071 of ERISA, or ceased operations at any facility or withdrawn from any such U.S. Employee Plan in a manner which could subject it to liability under ss. 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that might give rise to any material liability of Gentek Holdings, any of its Subsidiaries or any ERISA Affiliate to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against the Purchaser by the PBGC.


          (c) None of Gentek Holdings, any of its Subsidiaries or any ERISA Affiliate has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of ss. 4201 or 4204 of ERISA to any U.S. Employee Plan which is a "multiemployer plan" (as such term is defined in ss. 4001(a)(3) of ERISA) ("Multiemployer Plan"), and, to the knowledge of Gentek Holdings and its Subsidiaries, no event has occurred and no conditions or circumstance has existed, that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any such Multiemployer Plan which could result in any material liability of Gentek Holdings, any of its Subsidiaries or any ERISA Affiliate to any such Multiemployer Plan. Except as set forth on Section 4.15(c) of the Disclosure Schedule, none of Gentek Holdings, any of its Subsidiaries or any ERISA Affiliate has, within the past six years, maintained, established, sponsored, participated in, contributed to, or had any obligation to contribute to any Multiemployer Plan.

          (d) Neither Gentek Holdings nor any of its Subsidiaries maintains any U.S. Employee Plan which is a "group health plan" (as such term is defined in ss. 5000(b)(1) of the Code or ss. 607(1) of ERISA) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and ss. 4980B of the Code and neither Gentek Holdings nor any of its Subsidiaries is subject to any liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation, to the extent any such failures would reasonably be expected to result, individually or in the aggregate, in any material liability to Gentek Holdings and its Subsidiaries. No U.S. Employee Plan, which is such a group health plan, is a "multiple employer welfare arrangement," within the meaning of ss. 3(40) of ERISA.

          (e) Neither Gentek Holdings nor any of its Subsidiaries maintains any U.S. Employee Plan (whether qualified or non-qualified under ss. 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, except as may be required by COBRA or other applicable similar statute. Neither Gentek Holdings nor any of its Subsidiaries has any unfunded liabilities pursuant to any U.S. Employee Plan that is a pension plan (within the meaning of ss. 3(2) of ERISA) and is not intended to be qualified under ss. 401(a) of the Code.

          (f) Neither Gentek Holdings nor any of its Subsidiaries has incurred any material liability for any tax or excise tax arising under Chapter 43 of the Code and no event has occurred and, to the knowledge of Gentek Holdings and its Subsidiaries, no condition or circumstance has existed that could give rise to any such liability.

          (g) No asset of Gentek Holdings or any of its Subsidiaries is subject to any lien arising under ss. 302(f) of ERISA or ss. 412(n) of the Code, and no event has occurred and no condition or circumstance has existed that is reasonably likely to give rise to any such lien. Neither Gentek Holdings nor any of its Subsidiaries has been required to provide any security under ss. 307 of ERISA or ss. 401(a)(29) or 412(f) of the Code, and no event has occurred and no condition or circumstance has existed that is reasonably likely to give rise to any such requirement to provide any such security.

          (h) There are no actions, suits, claims or disputes pending, or, to the knowledge of Gentek Holdings and its Subsidiaries, threatened with respect to any U.S. Employee Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the knowledge of Gentek Holdings and its Subsidiaries, threatened, anticipated or expected to be asserted against Gentek Holdings or any of its Subsidiaries or, to the knowledge of Gentek Holdings and its Subsidiaries, any fiduciary of any U.S. Employee Plan, in any case with respect to any U.S. Employee Plan. No U.S. Employee Plan has been, within the past six years, the direct subject of an audit, investigation or examination by any governmental or quasi-governmental agency that would reasonably be expected to result in material liability to Gentek Holdings and its Subsidiaries.

          (i) Full payment has been made of all amounts which Gentek Holdings or any of its Subsidiaries is required, under applicable law or under any U.S. Employee Plan or any agreement relating to any U.S. Employee Plan to which Gentek Holdings or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such U.S. Employee Plan ended prior to the date hereof. All such contributions to any U.S. Employee Plan have been fully deducted for income tax purposes and, to the knowledge of Gentek Holdings and its Subsidiaries, no such deduction has been challenged or disallowed by any Governmental Authority, except as would not reasonably be expected to result in material liability to Gentek Holdings and its Subsidiaries. Benefits under all U.S. Employee Plans are, in all material respects, as represented in the documents which have been provided or made available to Purchaser and have not been increased subsequent to the date as of which documents have been provided or made available to Purchaser.

          (j) As of January 1, 2003, the value of the accumulated benefit obligations (based upon actuarial assumptions which are in the aggregate reasonable and which have been furnished to the Purchaser) under each U.S. Employee Plan which is covered by Title IV of ERISA and which is a "single employer plan" (as such term is defined in ss. 4001(a)(15) of ERISA) ("Single Employer Plan") did not exceed the current fair value of the assets of each such Single Employer Plan allocable to such accrued benefits, and since the Reference Balance Sheet Date, there has been (i) no material adverse change in the financial condition of any Single Employer Plan, (ii) no change in the actuarial assumptions with respect to any Single Employer Plan and (iii) no increase in benefits under any Single Employer Plan as a result of plan amendments, written interpretations or announcements (whether written or not) which individually or in the aggregate, would result in the current value of any Single Employer Plan's accrued benefits exceeding the current value of all such Single Employer Plan's assets. No U.S. Employee Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the knowledge of Gentek Holdings and its Subsidiaries, is the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

          (k) No "reportable event" (as such term is defined in ss. 4043 of ERISA) for which the thirty-day notice requirement has not been waived by the PBGC has occurred within the past six years or is reasonably expected to occur with respect to any U.S. Employee Plan. Neither Gentek Holdings nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the best knowledge and belief of Sellers, Gentek Holdings and its Subsidiaries, other persons who participate in the operation of any U.S. Employee Plan or related trust or funding vehicle, has engaged in any transaction with respect to any U.S. Employee Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code that would, individually or in the aggregate, reasonably be expected to result in material liability to Gentek Holdings and its Subsidiaries.

          (l) The execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any U.S. Employee Plan which (either alone or upon the occurrence of termination of employment in connection therewith) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in ss. 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of Gentek Holdings or any of its Subsidiaries. No U.S. Employee Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

          (m) The Options constitute all of the outstanding stock options to purchase Shares heretofore granted under any stock option plan, whether or not vested or exercisable.

          (n) Section 4.15(n) of the Disclosure Schedule contains a complete and accurate list of all material bonus, stock option, stock purchase, incentive, pay equity, deferred compensation, pension, supplemental retirement, severance and other employee benefit plans, programs or arrangements, and all material employment agreements (except to the extent an employment agreement provides for "at-will" employment and does not provide for severance payments), in each case for the benefit of, or relating to, current employees and former employees of Gentek Canada (collectively, the "Canadian Employee Plans"). All Canadian Employee Plans are in compliance in all material respects with the requirements prescribed by applicable Law currently in effect with respect thereto, and Gentek Canada (and any relevant pension committee) has performed all material obligations required to be performed by it under, and is not in any material respect in default under or in violation of, the Canadian Employee Plans. Each Canadian Employee Plan intended to be registered under the Income Tax Act (Canada) has been so registered thereunder and the applicable provincial legislation, and, to the knowledge of Gentek Holdings and its Subsidiaries, nothing has occurred that could reasonably be expected to adversely affect the tax-exempt status of such Canadian Employee Plans or the funds held thereunder or subject such funds to any tax or penalty that would reasonably be expected to result in material liability to Gentek Holdings and its Subsidiaries. There have been no withdrawals or transfers of assets from any Canadian Employee Plan, including, without limitation, the taking of any contribution holidays, except in accordance with the terms of such Canadian Employee Plans and applicable Law, except as would not reasonably be expected to result in material liability to Gentek Holdings or any of its Subsidiaries. Purchaser has been provided or afforded access to copies of all Canadian Employee Plans and, where applicable, summary plan descriptions as filed with Governmental Authorities.

          (o) No termination or windup of any of the Canadian Employee Plans has occurred or is expected to occur, and no proceedings have been instituted and, to the knowledge of Gentek Holdings and its Subsidiaries, no condition exists and no event has occurred that could constitute grounds under applicable Laws to terminate or windup or appoint a trustee to administer any Canadian Employee Plan.

          (p) Gentek Canada does not maintain any Canadian Employee Plan providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, except as may be required by statute.

          (q) There are no actions, suits, claims or disputes pending, or, to the knowledge of Gentek Holdings and its Subsidiaries, threatened with respect to any Canadian Employee Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No Canadian Employee Plan has been, within the past six years, the direct subject of an audit, investigation or examination by any governmental or quasi-governmental agency that would reasonably be expected to result in material liability to Gentek Holdings and its Subsidiaries.

          (r) Full payment has been made of all amounts which Gentek Canada is required, under applicable Laws or under any Canadian Employee Plan or any agreement relating to any Canadian Employee Plan to which Gentek Canada is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Canadian Employee Plan ended prior to the date hereof.

          (s) As of the date of this Agreement, the current value of the accumulated benefit obligations (based upon actuarial assumptions which are in the aggregate reasonable and which have been furnished to the Purchaser) under each Canadian Employee Plan which is substantially similar to a Single Employer Plan did not exceed the current fair value of the assets of each such Canadian Employee Plan allocable to such accrued benefits, and since the Reference Balance Sheet Date, there has been (i) no material adverse change in the financial condition of any such Canadian Employee Plan, (ii) no change in the actuarial assumptions with respect to any such Canadian Employee Plan, and (iii) no increase in benefits under any such Canadian Employee Plan as a result of plan amendments, interpretations or announcements (whether written or not), which individually or in the aggregate, would result in the current value of any Canadian Employee Plan's accrued benefits exceeding the current value of all such Canadian Employee Plan's assets.

     Section 4.16. Labor Matters. Section 4.16 of the Disclosure Schedule contains a complete and accurate list of each collective bargaining or other labor union contract to which Gentek Holdings or any of its Subsidiaries is a party (the "Collective Bargaining Agreements") and no other union is currently certified and no union or other organizational activity that would be subject to the National Labor Relations Act (20 U.S.C. ss. 151 et seq.), the Ontario Labour Relations Act, the Quebec Labour Code or other Law exists or, to the knowledge of Gentek Holdings or any of it Subsidiaries, is threatened with respect to Gentek Holdings' or any of its Subsidiaries' operations. Each Collective Bargaining Agreement is in full force and effect, and none of Gentek Holdings or its Subsidiaries is in material breach or default of any such Collective Bargaining Agreement. There are (i) no material unfair labor practice complaints or other material labor controversies pending or threatened against Gentek Holdings or any of its Subsidiaries, (ii) to the knowledge of Gentek Holdings or any of its Subsidiaries, no current activities or proceedings of any labor union (or representatives thereof) to organize any unorganized employees of Gentek Holdings or any of its Subsidiaries, (iii) as of the date hereof, no strikes, slowdowns, work stoppages, lockouts, or, to the knowledge of Gentek Holdings or any of its Subsidiaries, threats thereof, by or with respect to any employees of Gentek Holdings or any of its Subsidiaries, (iv) no material grievance or arbitration proceeding arising out of or under a collective bargaining agreement or labor contract is pending or, to the knowledge of Gentek Holdings or any of its Subsidiaries, is threatened with respect to the operations of Gentek Holdings or any of its Subsidiaries, (v) none of Gentek Holdings or any of its Subsidiaries has any Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or, to the knowledge of Gentek Holdings or any of its Subsidiaries, currently threatened against them, (vi) no wage and hour department investigation has been made of Gentek Holdings or any of its Subsidiaries that would result in material liability to Gentek Holdings and its Subsidiaries, (vii) there are no occupational health and safety claims against Gentek Holdings or any of its Subsidiaries that are reasonably expected to have a Material Adverse Effect, (viii) within the past year, neither Gentek Holdings nor any of its Subsidiaries have incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law that remains unsatisfied, (ix) none of the current employees or former employees of Gentek U.S. has suffered an "employment loss" (as defined in the WARN Act) since ninety (90) calendar days prior to the date hereof, and (x) Gentek Canada is in compliance in all material respects with all applicable pay equity Laws.

     Section 4.17. Taxes.

          (a) Tax Returns. Gentek Holdings and its Subsidiaries have timely filed or will timely file (taking into account any applicable extension of time within which to file) with the appropriate taxing authorities all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax returns) for Taxes ("Tax Returns") that are required to be filed by, or with respect to, Gentek Holdings and its Subsidiaries on or prior to the Closing Date. The Tax Returns have accurately reflected and will accurately reflect all material liability for Taxes of Gentek Holdings and its Subsidiaries for the periods covered thereby.

          (b) Payment of Taxes. All material Taxes and Tax liabilities due by or with respect to the income, assets or operations of Gentek Holdings and its Subsidiaries for all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any taxable year or other taxable period beginning on or before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date
("Pre-Closing Period") have been timely paid or will be timely paid in full on or prior to the Closing Date or to the extent not yet due and payable, have been or will be accrued in Closing Working Capital or Closing Net Indebtedness on the Final Closing Adjustment Amount Statement.

          (c) Other Tax Matters.

               (i) (A) None of Gentek Holdings or any of its Subsidiaries is or has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality, has received written notification that such an audit is contemplated or pending and, to the knowledge of Gentek Holdings or any of its Subsidiaries, no such audit is contemplated or pending; and (B) none of Gentek Holdings or any of its Subsidiaries has received any notices, reassessments or requests for examination from any taxing authority.

               (ii) None of Gentek Holdings or any of its Subsidiaries, as of the Closing Date, (A) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the assessment, payment or collection of Taxes of Gentek Holdings or any of its Subsidiaries that has not expired, (B) is presently contesting the Tax liability of Gentek Holdings or any of its Subsidiaries before any court, tribunal or agency, (C) has granted a power-of-attorney relating to Tax matters to any person or (D) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of Gentek Holdings or any of its Subsidiaries.

               (iii) None of Gentek Holdings or any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which Gentek Holdings and one or more of its Subsidiaries are the only members).

               (iv) All Taxes which Gentek Holdings or any of its Subsidiaries is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

               (v) No written claim that has not been resolved has ever been made by any taxing authority in a jurisdiction where Gentek Holdings or any of its Subsidiaries does not file Tax Returns that Gentek Holdings or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

               (vi) There are no tax sharing, allocation, indemnification or similar agreements in effect as between Gentek Holdings or any of its Subsidiaries or any predecessor or affiliate thereof and any other party (including Sellers and any predecessors or affiliates thereof) under which Purchaser or Gentek Holdings or any of its Subsidiaries could be liable for any Taxes or other claims of any party.

               (vii) None of Gentek Holdings or any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under ss. 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

               (viii) There are no deferred intercompany transactions between Gentek Holdings or any of its Subsidiaries and there is no excess loss account (within the meaning of Treasury Regulations ss. 1.1502-19 with respect to the stock of Gentek Holdings or any of its Subsidiaries which will or may result in the recognition of income upon the consummation of the transaction contemplated by this Agreement.

               (ix) None of Gentek Holdings or any of its Subsidiaries has been a "United States real property holding corporation" within the meaning of ss. 897(c)(2) of the Code at any time during the five-year period ending on the date hereof.

     Section 4.18. Accounts,  Lockboxes, Safe Deposit Boxes; Powers of Attorney.
Section 4.18 of the Disclosure Schedule contains a complete and accurate list of
(i) the name of each bank, savings and loan association or other financial institution in which Gentek Holdings or any of its Subsidiaries has an account, lockbox or safe deposit box, and (ii) the number of any such account. Section
4.18 of the Disclosure Schedule
contains a complete and accurate list of all Persons holding a power of attorney from Gentek Holdings or any of its Subsidiaries.

     Section 4.19. Warranty Claims. Other than the Steel Peel Claims, as of the date hereof, there are no pending claims by third parties alleging that any products sold by Gentek Holdings or any of its Subsidiaries do not meet the applicable product warranty and that exceed $7,000 in any individual case or, with respect to any series of related claims, $50,000 in the aggregate.

     Section 4.20. Steel Peel Claims. Gentek Holdings and its Subsidiaries have made available to Purchaser and its representatives all books, records, financial statements, actuarial reports (and supporting data) and other documents relating to the Steel Peel Claims and Subject Products.

     Section 4.21. Permits. Gentek Holdings and each of its Subsidiaries have obtained and possess all Permits and have made all registrations or filings with or notices to any Governmental Authority necessary for the lawful conduct of their businesses as presently conducted, or necessary for the lawful ownership of their properties and assets or the operation of their businesses as presently conducted, other than those the failure of which to obtain, possess or make do not have a Material Adverse Effect. Gentek Holdings and each of its Subsidiaries is in compliance with all such Permits, except for such non-compliance as does not have a Material Adverse Effect.

     Section 4.22. Interests of Affiliates. There are no contracts, agreements or other obligations between Gentek Holdings or any of its Subsidiaries, on the one hand, and any affiliates of Gentek Holdings or any of its Subsidiaries (other than Gentek Holdings and its Subsidiaries), or any of the Sellers, on the other hand. None of the directors or officers of Gentek Holdings or any of its Subsidiaries, nor Sellers' Representative or any of its affiliates, has any material financial interest in, or is a director or officer of, any supplier or competitor of Gentek Holdings or any of its Subsidiaries.

     Section 4.23. Books and Records. The respective minute books of Gentek Holdings and each of its Subsidiaries, in the form made available to Purchaser and its representatives, accurately reflect in all material respects the meetings of the respective boards of directors and stockholders of each such Person presented therein.

     Section 4.24. Insurance. Section 4.24 contains a complete and accurate list of each currently effective insurance policy covering Gentek Holdings or any of its Subsidiaries, any of their respective properties, assets or employees and/or the Business (collectively, the "Insurance Policies"). Section 4.24 of the Disclosure Schedule contains a complete and accurate list of (i) all claims by Gentek Holdings or any of its Subsidiaries under the Insurance Policies that are pending as of the date hereof, and (ii) the claims history of Gentek Holdings and each of its Subsidiaries during the period commencing on January 1, 2001 through the date hereof, whether under the Insurance

Policies or any other insurance policies maintained by Gentek Holdings or any of its Subsidiaries during such period.

     Section 4.25. Sherwin-Williams Counter-Claims. None of Sellers' Representative, Gentek Holdings, Gentek U.S. or Gentek Canada is aware of any basis for any claim, counter-claim or other Action by Sherwin-Williams against Gentek Holdings or any of its Subsidiaries, other than the counter-claim currently pending in the Pending Sherwin-Williams Litigation.

                                   ARTICLE V.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to Sellers to enter into this Agreement, Purchaser hereby represents and warrants to each of the Sellers as follows:

     Section 5.01. Organization and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to execute and deliver this Agreement and the other documents to be executed and delivered by Purchaser as contemplated hereby, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the this Agreement and the other documents to be executed and delivered by Purchaser as contemplated hereby, the performance by Purchaser of all of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated thereby have been duly authorized and approved by all requisite corporate action on the part of Purchaser and no other corporate or other action is necessary to authorize the execution, delivery and performance of this Agreement and such other documents by Purchaser and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and as of the Closing each of the other documents to be executed and delivered by Purchaser as contemplated hereby will have been, duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by each party hereto and thereto) this Agreement constitutes, and such other documents to which Purchaser is a party will constitute as of the Closing, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors rights generally and to general equitable principles.


     Section 5.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act, the Competition Act and the Investment Canada Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.03, the execution, delivery and performance of this Agreement and the other documents to be executed and delivered by Purchaser as contemplated hereby, and the consummation by Purchaser of the transactions contemplated hereby and thereby, does not and will not (i) violate, conflict with or result in the breach of any provision of the charter or by-laws of Purchaser, (ii) conflict with or violate any Law or Governmental Order applicable to Purchaser or (iii) conflict in any material respect with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any material note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which any of such assets or properties is bound or affected, in any such case, which would reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement and the other documents to be executed and delivered as contemplated hereby.

     Section 5.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the other documents to be executed and delivered by Purchaser as contemplated hereby do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except the notification requirements of the HSR Act, the Competition Act and the Investment Canada Act.

     Section 5.04. Private Placement.

          (a) Purchaser understands that (i) the offering and sale of the Shares under this Agreement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended through the date hereof (the "Securities Act"), and (ii) there is no existing public or other market for the Shares and there can be no assurance that Purchaser will be able to sell or dispose of the Shares.

          (b) Purchaser is acquiring the Shares for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

          (c) Purchaser is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

          (d)  Purchaser  is  not  a  broker-dealer   subject  to  Regulation  T
promulgated by the Board of Governors of the Federal Reserve System.

          (e) Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares.

          (f) Purchaser has been given the opportunity to ask questions of, and receive answers from, Sellers' Representative and Gentek Holdings and its Subsidiaries concerning the transactions contemplated by this Agreement, the Shares and other related matters. Sellers' Representative and Gentek Holdings have made available to

Purchaser or its agents all documents and information requested by or on behalf of Purchaser relating to an investment in the Shares. In evaluating the suitability of an investment in the Shares, Purchaser has not relied upon any representations or other information (whether oral or written) made by or on behalf of Gentek Holdings, Gentek U.S., Sellers' Representative or any Seller other than as contemplated by the two preceding sentences and Article III and
Article IV hereof.

          (g) Purchaser understands that it may not sell or dispose of any of the Shares other than pursuant to a registered offering, unless otherwise exempt from the registration requirements of the Securities Act.

     Section 5.05. Investigation.

          (a) Purchaser (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning Gentek Holdings, the Subsidiaries of Gentek Holdings and the Business, (ii) has been furnished with or given adequate access to such information about Gentek Holdings, the Subsidiaries of Gentek Holdings and the Business as Purchaser has requested, (iii) will not assert any claim against any Seller, Gentek Holdings or its Subsidiaries, or any of their respective directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold any Sellers, Gentek Holdings or its
Subsidiaries, or any such other Persons liable, with respect to any inaccuracies, misstatements or omissions with respect to such information other than pursuant to a claim for indemnification under Article X arising out of a breach of the representations and warranties set forth in Article III and
Article IV or any claim arising out of fraud or willful misconduct, and (iv) understands that none of Sellers, Gentek Holdings or its Subsidiaries is making any representation or warranty with respect to the Business or the operations, assets, liabilities or financial condition of Gentek Holdings or its Subsidiaries, other than as specifically set forth in this Agreement.

          (b) In connection with Purchaser's investigation of Gentek Holdings, its Subsidiaries and the Business, Purchaser has received from Gentek Holdings, its Subsidiaries and/or Sellers' Representative certain estimates, projections, forecasts, plans and budgets for the Business. Purchaser (i) understands that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, (ii) is familiar with such uncertainties, (iii) is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets furnished to it, (iv) will not assert any claim against any Seller or any of their respective directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold any Seller or any such other Persons liable, with respect to such estimates, projections, forecasts, plans and budgets other than pursuant to a claim arising out of fraud or willful misconduct, and (v) understands that none of the Sellers is making any representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.05.

          (c) Notwithstanding anything to the contrary contained in this Agreement, Sellers hereby acknowledge and agree that neither this Section 5.05 nor any inquiry or investigation of Purchaser into Gentek Holdings, its Subsidiaries or the Business shall be construed to diminish or otherwise adversely affect the rights of Purchaser to bring a claim for indemnification under Article X of this Agreement.

     Section 5.06. Financing. Purchaser has obtained a "best efforts" letter (the "Best Efforts Letter") from UBS AG, Stamford Branch, UBS Securities LLC, Credit Suisse First Boston, acting through its Cayman Islands Branch, and CIBC World Markets Corp. (the "Arrangers") addressed to Purchaser that, on the terms and subject to the conditions thereof, provides for a credit facility in the aggregate amount of up to $143,500,000.00. A true and complete copy of the Best Efforts Letter is attached hereto as Exhibit D. The aggregate proceeds of the credit facility provided for in the Best Efforts Letter, together with equity available to Purchaser, are sufficient for Purchaser to consummate the transactions contemplated by this Agreement. As of the date of this Agreement, the Best Efforts Letter has not been terminated and is in full force and effect.

     Section 5.07. Litigation. Except as set forth in a writing given to Sellers' Representative by Purchaser on the date of this Agreement, no claim, action, proceeding or investigation is pending or, to the knowledge of Purchaser, threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect, Purchaser's ability to consummate, the transactions contemplated by this Agreement.

     Section 5.08. Brokers. Except for Harvest Partners, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding, written or oral, made by or on behalf of Purchaser. Purchaser shall be solely responsible for payment of the fees and expenses of Harvest Partners, Inc.

                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

     Section 6.01. Conduct of Business Prior to the Closing.

          (a) Except as set forth in Section 6.01 of the Disclosure Schedule or as otherwise contemplated by this Agreement, between the date hereof and the Closing, Gentek Holdings and its Subsidiaries shall conduct the Business in the ordinary course and consistent with the past practices of Gentek Holdings and its Subsidiaries, and shall use commercially reasonable efforts to preserve intact their respective business organizations, keep available the services of their respective officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Notwithstanding the immediately preceding sentence, between the date hereof and the Closing Date, except as may be (i) approved by Purchaser (which approval shall not be unreasonably withheld or delayed), (ii) set forth in Section 6.01 of the Disclosure Schedule, or (iii) otherwise expressly permitted, required or contemplated by this Agreement, none of Gentek Holdings or any of its Subsidiaries shall:

               (i) amend or restate its respective charter or by-laws (or comparable organizational documents);

               (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (A) any capital stock of, or other equity or voting interest in, such Person or (B) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire either (1) any capital stock of, or other equity or voting interest in, such Person, or (2) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any capital stock of, or other equity or voting interest in, such Person, other than the issuance of Option Shares upon the exercise of any Options outstanding as of the date hereof; provided, however, that prior to the issuance of any Option Shares pursuant to this Section 6.01(ii), Gentek Holdings shall have received from the applicable holder of Options an executed counterpart to this Agreement.

               (iii) declare, pay or set aside any dividend or make any distribution with respect to, or split, combine, redeem, reclassify, purchase or otherwise acquire directly, or indirectly, any capital stock of, or other equity or voting interest in, such Person, or make any other change in the capital structure of such Person;

               (iv) sell, transfer, lease, license or otherwise dispose of any assets or properties (including, without limitation, any Actions or claims), except for (A) sales of Inventory in the ordinary course of business, (B) leases entered into or terminated in the ordinary course of business, (C) transactions among Gentek Holdings and its Subsidiaries, and (D) provided that there is no settlement (by judgment or otherwise) of the Pending Sherwin-Williams Litigation prior to the Closing, the assignment and transfer of the Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims pursuant to the Assignment Assumption Agreement;

               (v) make any capital expenditure or commitment therefor in excess of $100,000 in any individual case, except (A) for Inventory acquired in the ordinary course of business, or (B) as contemplated by, or disclosed in, the written operating budget of Gentek Holdings and its Subsidiaries most recently provided to Purchaser;

               (vi) pay, discharge, settle or satisfy any Liabilities, other than payments, discharges or satisfactions in the ordinary course of business and consistent with the past practices of Gentek Holdings and its Subsidiaries;

               (vii) make any material change in any method of accounting or accounting practice, other than changes required by U.S. GAAP;

               (viii) (A) make any tax election or settle and/or compromise any material tax liability; (B) prepare any Tax Returns in a manner which is inconsistent with the past practices of Gentek Holdings and its Subsidiaries, as the case may be, with respect to the treatment of items on such Tax Returns; (C) incur any liability for Taxes other than in the ordinary course of business; or
(D) file an amended Tax Return or a claim for refund of Taxes;

               (ix) increase the compensation payable (including, without limitation, wages, salaries, bonuses or any other remuneration) or to become payable to any officer or employee being paid an annual base salary of $100,000 or more, or any director of the Gentek Holdings or any of its Subsidiaries, except for (A) such increases that are required in accordance with the terms of any Employee Plan set forth in the Disclosure Schedule, or (B) salary increases in the ordinary course of business and consistent with the past practices of Gentek Holdings and its Subsidiaries;

               (x) make any bonus, profit sharing, pension, retirement or insurance payment, distribution or arrangement to or with any officer, employee or agent being paid an annual base salary of $100,000 or more, or any director of Gentek Holdings or any of its Subsidiaries, except for (A) payments that are accrued on the Reference Balance Sheet or (B) are required by the terms of any Employee Plan set forth in the Disclosure Schedule;

               (xi) establish, adopt, enter into, amend or terminate any Employee Benefits Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (xii) acquire any business or Person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions; or

               (xiii) enter into any contract, agreement or letter of intent (whether or not binding) with respect to, or otherwise committed or agreed, whether or not in writing, to do any of the foregoing.

          (b) Gentek Holdings and its Subsidiaries shall keep all insurance policies currently maintained with respect to Gentek Holdings and its
Subsidiaries and their respective assets and properties, or suitable replacements or renewals, in full force and effect through the close of business on the Closing Date.

          (c) Notwithstanding anything herein to the contrary, neither Sellers nor Gentek Holdings or any of its Subsidiaries shall be in breach hereof, and Gentek Holdings shall be permitted to take actions, agreed to with Purchaser, with respect to the management of Working Capital from the date hereof through the Closing, and no adjustment or challenge thereof shall be made pursuant to
Section 2.09 or otherwise. For example, if Purchaser and Gentek Holdings and its Subsidiaries agree to reduce Inventory, or alter payable cycles in a manner different from past practice or current plan, such agreed action will not for any purpose hereof be a breach hereof or be subject to dispute under Section 2.09 or otherwise.

     Section 6.02. Access to Information.

          (a) Subject to the terms of the Confidentiality Agreement, from the date hereof until the Closing, upon reasonable notice, Gentek Holdings and its Subsidiaries shall cause their respective officers, directors, employees, agents, representatives, accountants and counsel to, afford the officers, employees and authorized agents, representatives, accountants, counsel and financing sources of Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, and books and records of or relating to the Business and to those officers, directors, employees, agents, representatives, accountants and counsel of Gentek Holdings and its Subsidiaries who have any knowledge relating to the Business; provided, however, that Purchaser and its officers, employees and authorized agents, representatives, accountants, counsel and financing sources shall not unreasonably interfere with the business and operations of Gentek Holdings and its Subsidiaries.

          (b) For a period of six (6) years following the Closing Date, Purchaser shall, and shall cause Gentek Holdings and its Subsidiaries to, provide to any of the Sellers or Sellers' Representative reasonable access to the books and records of Gentek Holdings and its Subsidiaries, upon reasonable advance written notice during regular business hours, for any proper purpose relating to the ownership of Shares (including the purchase and sale of such Shares pursuant to the terms hereof but excluding, after the Closing, any rights of indemnification or the obligations of any party under this Agreement or any other document to be executed pursuant hereto) by any such Sellers or Sellers' Representative prior to the Closing, and shall permit any such Sellers or Sellers' Representative to make copies or extracts therefrom as may be reasonably necessary; provided, however, that neither Sellers nor Sellers' Representative, as the case may be, shall unreasonably interfere with the business and operations of Purchaser or Gentek Holdings or its Subsidiaries.

     Section 6.03. Confidentiality.

          (a) The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the parties under this Section 6.03(a) shall terminate; provided, however, that the Confidentiality Agreement shall terminate only in respect of that portion of the Proprietary Information (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect and shall terminate in accordance with its terms.

          (b) For a period of three (3) years following the Closing Date, each Seller and Sellers' Representative shall, and shall use commercially reasonable efforts to cause their respective directors, officers and other employees and agents and other representatives to, keep any and all information (in any form or medium) relating to Gentek Holdings or any of its Subsidiaries and/or the Business
("Confidential Information") confidential. Notwithstanding anything to the contrary set forth in this Agreement, (i) for purposes of this Section 6.03, the term "Confidential Information" shall be deemed not to include (A) any information that at the time of disclosure or any time thereafter is generally available in the public domain other than as a result of disclosure by any Seller, Sellers' Representative or any of their respective directors, officers or other employees or agents or other representatives, or (B) subject to the terms of Section 6.03(c), any information that is required to be disclosed under applicable Law or judicial process, and (ii) Sellers' Representative shall be permitted to reasonably disclose Confidential Information in connection with marketing and other similar activities in the ordinary course of business.

          (c) If any Seller, Sellers' Representative or any of their respective affiliates, agents or representatives are requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information prior to the Closing, Sellers' Representative shall notify Purchaser of such request or requirement and shall cooperate with Purchaser so that Purchaser may seek an appropriate protective order or other appropriate remedy. If such protective order or remedy is not obtained, any Seller or Sellers' Representative, as the case may be, may disclose only that portion of the Confidential Information to the Person compelling disclosure as is required by applicable Law or judicial process.

          (d) Notwithstanding anything to the contrary set forth in this Section 6.03, except as may be prohibited by applicable securities Laws, the parties to this Agreement and any of their respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

     Section 6.04. Regulatory Authorizations.

          (a) Each of the parties hereto shall use commercially reasonable efforts to obtain, or cause to be obtained, prior to the Closing, all authorizations, consents, orders and approvals of all Governmental Authorities that are or become necessary for the consummation of the transactions contemplated by this Agreement, and shall cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          (b) Without  limiting the  generality of the  foregoing  provisions of
Section 6.04(a), (i) Gentek U.S. shall use commercially reasonable efforts to obtain, prior to the Closing, the ISRA Approvals, and (ii) each party hereto shall make an appropriate filing, if necessary, pursuant to the HSR Act, the Competition Act and the Investment Canada Act with respect to the transactions contemplated by this Agreement promptly after the date hereof and shall supply, as promptly as practicable, to the appropriate Governmental Authorities any additional information and documentary material that may be requested or required pursuant to the HSR Act, the Competition Act and the Investment Canada Act.

          (c) Notwithstanding the foregoing provisions of this Section 6.04 or anything to the contrary set forth in this Agreement, Purchaser shall not be required to hold separate, divest or cause a third party to purchase, Gentek Holdings or any of its Subsidiaries or any assets thereof, including, without limitation, any property or contract rights, any existing inventory, any accounts receivable, any correspondence or files, any customer lists or customer information, any advertising materials, any contracts or other relationships with suppliers, customers or distributors, or any Owned Intellectual Property or Licensed Intellectual Property.

     Section 6.05. Third Party Consents. Gentek Holdings and its Subsidiaries shall use commercially reasonable efforts to obtain, prior to the Closing, all third party consents and estoppel certificates that are or become necessary for the consummation of the transactions contemplated by this Agreement and such other third party consents as Purchaser may reasonably request to consummate the transactions contemplated hereby. Purchaser shall cooperate and use commercially reasonable efforts to assist Gentek Holdings and its Subsidiaries in obtaining such consents and estoppel certificates; provided, however, that Purchaser shall not be required to expend any money or offer or grant any accommodation (financial or otherwise) to any third party in connection with such cooperation or efforts.

     Section 6.06. Conveyance Taxes. Each party hereto shall be liable for, and shall hold the other parties hereto harmless from and against, any transfer, sales and use, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes and fees which become payable in connection with the sale and purchase of the Shares pursuant to this Agreement for which such party is primarily liable under applicable Law.

     Section 6.07. Further Action. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do, or cause to be done, all things necessary, proper or advisable under applicable Law, and execute and deliver, or cause to be executed and delivered, such documents and other papers, in each case as may be reasonably required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement, including, without limitation, in the case of Gentek Holdings and its Subsidiaries, Sellers and Sellers' Representative, by assisting Purchaser with the procurement of the financing contemplated by the Best Efforts Letter or any alternative source of financing contemplated by Section 6.09.

     Section 6.08. Sherwin-Williams Claims Matters.

          (a) Upon the Closing, Gentek U.S. shall assign to the Sherwin-Williams Claims Trust (i) the rights and benefits of the Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims pursuant to the Assignment and

Assumption Agreement, and (ii) such amount of the Preliminary Purchase Price as the Sellers' Representative may direct to cover the expenses necessary to administer, prosecute, settle and otherwise pursue the Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims (the "Initial Trust Deposit").

          (b) At all times during the period commencing with the Closing and expiring on the third (3rd) anniversary of the Closing Date, Gentek Holdings and its Subsidiaries (and any successor(s) thereto) shall use commercially reasonable efforts, at the sole cost and expense of the Sherwin-Williams Claims Trust, to assist and cooperate with the Sherwin-Williams Claims trust to administer and prosecute the Pending Sherwin-Williams Litigation and otherwise pursue the Sherwin-Williams Claims by (i) making available as reasonably requested (A) employees or witnesses of Gentek Holdings and its Subsidiaries, as the case may be, for questioning, any discovery purposes (including, without limitation, propounding or responding to interrogatories), testifying or otherwise appearing at depositions or other proceedings relating to the Pending Sherwin-Williams Litigation or the Sherwin-Williams Claims, and (B) files, books and records of Gentek Holdings and its Subsidiaries, as the case may be, for review, any discovery purposes, use at depositions or other proceedings relating to the Pending Sherwin-Williams Litigation or the Sherwin-Williams Claims, in each case, without the necessity of a subpoena, and (ii) furnishing the Sherwin-Williams Claims Trust with such access to employees, witnesses, files, books and records of Gentek Holdings and its Subsidiaries, as the case may be, as the Sherwin-Williams Claims Trust may reasonably request in order to administer, prosecute and settle the Pending Sherwin-Williams Litigation and otherwise pursue the Sherwin-Williams Claims, in each case, upon reasonable advance written notice; provided, however, that Sellers, Sellers' Representative and the Sherwin-Williams Claims Trust shall not unreasonably interfere with the business and operations of Gentek Holdings and its Subsidiaries.

          (c) At all times during the period commencing with the Closing and expiring on the third (3rd) anniversary of the Closing Date, (i) Purchaser, Gentek Holdings and Gentek U.S. shall be entitled to attend and participate in all meetings, conferences and negotiations with Sherwin-Williams relating to the Pending Sherwin-Williams Litigation or the Sherwin-Williams Claims and (ii) the Sherwin-Williams Claims Trust shall, (A) make available to Purchaser copies of any pleadings, correspondence, information, records or other documents as Purchaser may reasonably request, (B) provide Purchaser with prior written notice of all hearings, meetings, conferences, negotiations with Sherwin-Williams and other proceedings and (C) provide Purchaser with notice of all other material developments, in each case, relating to the Pending
Sherwin-Williams Litigation, or the conduct and status thereof, or the Sherwin-Williams Claims. From and after the third (3rd) anniversary of the Closing Date, Sellers and Sellers' Representative shall, if requested by Purchaser, keep Purchaser reasonably informed of the status of the Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims.

          (d) None of Gentek Holdings or any of its Subsidiaries or any of their respective affiliates shall settle or otherwise compromise the Pending Sherwin-Williams Litigation or release any Sherwin-Williams Claims without the prior written consent of the Sherwin-Williams Claims Trust. Without Purchaser's prior consent (which consent shall not be unreasonably withheld or delayed), neither the Sherwin-Williams Claims Trust nor any other Person with control over the Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims following the Closing shall (i) settle or otherwise compromise the Pending Sherwin-Williams Litigation or the Sherwin-Williams Claims or (ii) liquidate, distribute or otherwise transfer any property held in the Sherwin-Williams Claims Trust (other than the reasonable fees of the Trustee) unless, prior thereto, the Sherwin-Williams Claims Trust or such other Person, as the case may be, either
(x) receives an unconditional discharge or release by Sherwin-Williams of Gentek Holdings and its Subsidiaries from Sherwin-Williams with respect to any counter-claims made in the Pending Sherwin-Williams Litigation or arising out of the pursuit of the Sherwin-Williams Claims (excluding any counter-claim or portion thereof that is accrued in Closing Working Capital in the Final Closing Adjustment Amount Statement), or (y) irrevocably relinquishes to Gentek Holdings and its Subsidiaries all control over the conduct of any counter-claims made in the Pending Sherwin-Williams Litigation or arising out of the pursuit of the Sherwin-Williams Claims (excluding any counter-claim or portion thereof that is accrued in Closing Working Capital in the Final Closing Adjustment Amount Statement).

          (e) Sellers and Sellers' Representative shall cause any successor to the Trustee to execute a counter-part to this Agreement. Any successor Trustee shall be a director or officer of Genstar or a U.S. commercial banking institution holding trustee powers.

          (f) Notwithstanding anything to the contrary set forth in this Agreement or any other document executed by the parties hereto with respect to the Pending Sherwin-Williams Litigation or the Sherwin-Williams Claims, each Seller, each holder of Options, Sherwin-Williams Claims Trust and the Sellers' Representative hereby waives, to the fullest extent permitted under applicable Law, and agrees not to assert, any and all rights, claims and causes of action (including any and all claims for Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties incurred thereby) such Person or any of its affiliates may have against Purchaser, Gentek Holdings or any of their respective affiliates resulting from, arising out of or relating to the assignment and transfer (including any failure or defect thereof or illegality with respect thereto) of the rights and benefits arising out of Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims by Gentek Holdings and its Subsidiaries to the Sherwin-Williams Claims Trust. Notwithstanding the foregoing, Purchaser, Gentek Holdings and their respective affiliates hereby waive and agree not to assert any failure or defect in or illegality of, or otherwise challenge the enforceability of, the assignment and transfer of the rights and benefits arising out of Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims by Gentek Holdings and its Subsidiaries to the Sherwin-Williams Claims Trust. In the event that the assignment or transfer of the rights and benefits arising out of Pending Sherwin-Williams Litigation or the Sherwin-Williams Claims to the Sherwin-Williams Claims Trust is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy or otherwise to compromise the enforceability of the claims asserted in the Pending Sherwin-Williams Litigation or the Sherwin-Williams Claims,

Purchaser, Gentek Holdings, its Subsidiaries and their respective affiliates shall, at the sole cost and expense of the Sherwin-Williams Claims Trust, take (or cause to be taken), and do (or cause to be done), and execute (or cause to be executed), all things and documents necessary, proper or advisable in order to carry out and effectuate to the greatest extent possible, in a legally enforceable manner, the economic intent of the assignment and transfer of the rights and benefits arising out of Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims to the Sherwin-Williams Claims Trust, including, without limitation, by collecting all proceeds realized from the Pending Sherwin-Williams Litigation or the pursuit of the Sherwin-Williams Claims and promptly contributing such proceeds, less costs, (or an amount equivalent thereto) to the Sherwin-Williams Claims Trust in accordance with the terms of this Section 6.08.

          (g) Notwithstanding anything to the contrary set forth in this Agreement, Purchaser agrees that breach of the terms of this Section 6.08 may cause irreparable loss to the Sherwin-Williams Claims Trust and that damages may be impossible to ascertain, and therefore hereby consents to the granting of equitable relief by way of temporary, preliminary and permanent injunctive relief, by a court of competent jurisdiction, to prohibit such breach and compel compliance with the terms of this Section 6.08.

          (h) The cash proceeds of any settlement of or judgment related to the Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims realized after the Closing (the "SVA Amount") shall be apportioned among Gentek Holdings, on the one hand, and the Sherwin-Williams Claims Trust, on the other hand, as follows:

               (i) any SVA Amount attributable to periods prior to the Closing shall be and become the property of the Sherwin-Williams Claims Trust and shall be promptly paid over to the Sherwin-Williams Claims Trust;

               (ii) any SVA Amount attributable to periods after the Closing shall be apportioned among the Sherwin-Williams Claims Trust and Gentek Holdings in accordance with the Sharing Formula, and Gentek Holdings or any of its Subsidiaries shall pay over to the Sherwin-Williams Claims Trust promptly after the settlement or judgment referred to above, the TR Share in cash in consideration for assignment by the Sherwin-Williams Claims Trust of the rights and benefits under any settlement or judgment contemplated by clause (A) of this
Section 6.08(h)(ii) unless, pursuant to the terms of such settlement or judgment, Gentek Holdings or any of its Subsidiaries receives such rights and benefits. Notwithstanding the foregoing, Gentek Holdings and its Subsidiaries shall not be required to pay the TR Share to the Sherwin-Williams Claims Trust and the Sherwin-Williams Claims Trust shall not be required to assign the rights and benefits under any settlement or judgment contemplated by this Section 6.08(h)(ii) (A) unless, pursuant to the terms of such settlement or judgment, Sherwin-Williams agrees or is required to reimburse Gentek Holdings and its Subsidiaries in cash for at least fifty percent (50%) of the costs incurred by Gentek Holdings and its Subsidiaries after the Closing for the remediation of Steel Peel Claims, it being understood, and Sellers and the Sherwin-Williams Claims Trust hereby agree, that the Sherwin-Williams Claims Trust shall transfer and assign to Gentek Holdings and its

Subsidiaries the rights and benefits of any settlement or judgment contemplated by this Section 6.08(h)(ii)(A), or (B) if the Pending Sherwin-Williams Litigation or other Sherwin-Williams Claims are not settled or resolved pursuant to a judgment on or prior to the third (3rd) anniversary of the Closing Date.

By way of example, and for reference purposes only, in the event that (A) one year after the Closing, the Pending Sherwin-Williams Litigation and the Sherwin-Williams Claims are settled and, pursuant to the terms of such settlement, Sherwin-Williams agrees to pay an amount of cash ("X") in respect of pre-Closing items and to reimburse Gentek Holdings and its Subsidiaries in cash for 75% of all costs incurred by Gentek Holdings and its Subsidiaries after the Closing for the remediation of the Steel Peel Claims, and (B) Gentek Holdings and its Subsidiaries expended $1,000,000 on remediating Steel Peel Claims from the Closing Date to the time of such settlement at a rate of $2,739.73 per day for such year, the SVA Amount (consisting of X (Section 6.08(h)(i)) and the cash proceeds from Sherwin-Williams' 75% warranty) would be apportioned as follows:

                    (1) X would be paid over to the Sherwin-Williams Claims Trust; and

                    (2)  the TR  Share  of  $3,567,873  (i.e.,  $5,000,000  less
$242,836 (i.e. the present value of all sums expended after the Closing in remediating any Steel Peel Claims which are not being reimbursed to Gentek Holdings and its Subsidiaries by Sherwin-Williams, discounted at a rate of 6% per annum) multiplied by 0.75) would be paid over to the Sherwin-Williams Claims Trust.

     Section 6.09. Purchaser Financing Arrangements. Purchaser shall use commercially reasonable efforts to satisfy the requirements of the Best Efforts Letter and to obtain the funding contemplated by and on the terms contained in the Best Efforts Letter, or if the Best Efforts Letter is terminated or such funds shall not otherwise be available, shall use commercially reasonable efforts to obtain an alternative source of financing in order to consummate the transactions contemplated hereby. Following the date hereof, any amendment, termination or cancellation of the Best Efforts Letter or any information known to Purchaser, which makes it unlikely to obtain the financing set forth in the Best Efforts Letter, shall be promptly disclosed to Sellers' Representative. Neither Purchaser nor any of its affiliates shall attempt, directly or indirectly, to intentionally induce or encourage the exercise by the Arrangers of any right not to fund any of the financing provided for in the Best Efforts Letter.

     Section 6.10. Sellers' Representative. Sellers hereby irrevocably designate Sellers' Representative to execute any and all instruments or other documents on behalf of Sellers, and to do any and all other acts or things on behalf of Sellers, which Sellers' Representative may deem necessary or advisable, or which may be required pursuant to this Agreement, the Escrow Agreement or otherwise in connection with the consummation of the transactions contemplated hereby and thereby and the performance of all obligations hereunder and thereunder at or following the Closing. Without limiting the generality of the foregoing, Sellers' Representative shall have the full and exclusive authority to (i) agree with Purchaser with respect to any matter or thing required or deemed necessary by Sellers' Representative in connection with the provisions of this Agreement or the Escrow Agreement calling for the agreement of Sellers, give and receive notices on behalf of all Sellers, and act on behalf of all Sellers in connection with any matter as to which Sellers are or may be obligated under this Agreement or the Escrow Agreement, all in the absolute discretion of Sellers' Representative, (ii) in general, do all things and perform all acts, including, without limitation, executing and delivering all agreements, certificates, receipts, consents, elections, instructions, and other instruments or documents contemplated by, or deemed by Sellers' Representative to be necessary or advisable in connection with, this Agreement or the Escrow Agreement, and (iii) take all actions necessary or desirable in connection with the defense and/or settlement of any indemnification claims pursuant to Article X and performance of obligations under Article II. Sellers shall cooperate with Sellers' Representative and any accountants, attorneys or other agents whom it may retain to assist in carrying out its duties hereunder. All decisions by Sellers' Representative shall be binding upon all Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. Sellers' Representative may communicate with any Seller or any other Person concerning his responsibilities hereunder, but it is not required to do so. Sellers' Representative has a duty to serve in good faith the interests of Sellers and to perform its designated role under this Agreement, but Sellers' Representative shall have no financial liability whatsoever to any Person relating to its service hereunder (including any action taken or omitted to be taken), except that it shall be liable for harm which it directly causes by an act of willful misconduct. Sellers shall indemnify and hold harmless Sellers' Representative against any loss, expense (including reasonable attorney's fees) or other liability arising out of its service as Sellers' Representative under this Agreement, other than for harm directly caused by an act of willful misconduct. Sellers' Representative may not resign without the prior written consent of Purchaser. Purchaser shall be entitled to rely on the authority of Sellers' Representative as the agent, representative and attorney-in-fact of each Seller for all purposes under this Agreement and the Escrow Agreement and Purchaser shall have no liability for any such reliance.

     Section 6.11. Notification of Certain Matters. Sellers' Representative shall give prompt notice to Purchaser of the occurrence or existence of any fact, circumstance or event which would be reasonably likely to result, as of the Closing, in the failure of any condition precedent to Purchaser's obligations under this Agreement.

     Section 6.12. Settlement of Payables. The parties agree that all payables (except for trade accounts receivable and payable in the ordinary course of business) between Sellers, the holders of Options, Genstar or any of their respective affiliates (other than Gentek Holdings and its Subsidiaries), on the one hand, and Gentek Holdings or any of its Subsidiaries, on the other hand, shall be settled at or prior to the Closing, provided that such amounts have not been accrued in accounts payable reflected in Working Capital as of the Closing.

     Section 6.13. Employees.

          (a) Purchaser shall maintain the Cash Incentive Bonus Award Plan and other incentive compensation plans set forth in Section 6.13 of the Disclosure Schedule (collectively, the "Current Incentive Plans") for those persons employed by Gentek Holdings or any of its Subsidiaries immediately prior to the Closing, including those employees on vacation, leave of absence, disability or sick leave or layoff (whether or not such employees return to active employment with Gentek Holdings or any of its Subsidiaries) (each, a "Transferred Employee", and collectively, the "Transferred Employees") (if applicable) and any other service providers of Gentek Holdings or any of its Subsidiaries participating in the Current Incentive Plans immediately prior to Closing (subject to the terms of the Current Incentive Plans) through December 31, 2003, and shall make the payments (including any amounts accrued thereunder as of the Closing) contemplated by the applicable Current Incentive Plans (if applicable) in accordance with the payment schedule pursuant to which Purchaser makes comparable payments under its own incentive plans. If a participant in any Current Incentive Plan is terminated without "cause" or resigns for "good reason" (in each case as such terms are defined in the applicable Current Incentive Plan or, if not so defined, as reasonably determined by Purchaser in good faith) after the Closing, he or she will be vested in a portion of the benefit under the applicable Current Incentive Plan accrued as of the date of termination, or, if not so accrued, to a portion of the annualized payment that such participant would have received under the applicable Current Incentive Plan, multiplied by the number of days such person was an employee during the calendar year of 2003, divided by 365.

          (b) To the extent that service is relevant for purposes of eligibility or vesting under any employee benefit plan, program or arrangement established or maintained by Purchaser, Gentek Holdings or any of its Subsidiaries for the benefit of any Transferred Employees, Purchaser shall cause each such plan, program or arrangement to credit such employees for service with Gentek Holdings or any of its Subsidiaries on or prior to the Closing to the extent that such service is recognized for similar purposes under the same or similar employee benefit plans, programs or arrangements in which the applicable Transferred Employee participates prior to the Closing.

     Section 6.14. Statement of Outstanding Draft Amounts. On the date one (1) business day immediately prior to the Closing Date, Sellers' Representative, on behalf of Sellers, shall cause Gentek Holdings to prepare and deliver to Sellers' Representative and Purchaser a statement (which shall be reasonably satisfactory to Purchaser) setting forth the aggregate face amount of all bank checks drawn on the accounts of Gentek Holdings and its Subsidiaries that will be outstanding and unpaid as of the close of business on the Closing Date (the "Outstanding Draft Amount"), it being understood that, prior to the Closing, none of Gentek Holdings or any of its Subsidiaries shall issue any bank checks or take any other action that would result in an increase in the Outstanding Draft Amount.

                                   ARTICLE VII.

                                   TAX MATTERS

     Section 7.01. Allocation of Taxes. All Taxes and Tax liabilities with respect to the income, property or operations of Gentek Holdings or any of its Subsidiaries that relate to the Overlap Period shall be apportioned between the Pre-Closing Period and the period after the Closing Date as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of Gentek Holdings or any of its Subsidiaries as though the taxable year of Gentek Holdings and such Subsidiaries terminated at the close of business on the Closing Date. Purchaser and Sellers agree to the extent permitted by applicable Law to elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of a taxable period of Gentek Holdings and its Subsidiaries.

     Section 7.02. Controversies.

          (a) Purchaser shall notify Sellers' Representative upon receipt by Purchaser or any affiliate of Purchaser (including Gentek Holdings and its Subsidiaries after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on or prior to the Closing Date for which Sellers may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). Sellers' Representative, at its sole expense, shall have the authority to represent the interests of Gentek Holdings or any of its Subsidiaries with respect to any Tax Matter before the IRS, any other taxing authority, any other governmental agency or authority or any court and shall have the right to control the defense, compromise or other resolution of any Tax Matter; provided, however, that Sellers' Representative shall not enter into any settlement of or otherwise compromise any Tax Matter that adversely affects or may adversely affect the Tax liability of Purchaser, Gentek Holdings or any of its Subsidiaries or any affiliate of the foregoing for any period ending after the Closing Date, including the portion of the Overlap Period that is after the Closing Date, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Sellers' Representative shall keep the Purchaser fully and timely informed with respect to the commencement, status and nature of any Tax Matter and shall, in good faith, allow Purchaser to make comments to the Sellers' Representative, regarding the conduct of or positions taken in any such proceeding.

          (b) Except as otherwise provided in Section 7.02(a) above, Purchaser shall have the sole right to control any audit or examination by any taxing authority and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of Gentek Holdings and its Subsidiaries for all taxable periods; provided, however, Purchaser shall not enter into any settlement of or otherwise compromise any Tax matter that adversely affects or may adversely affect Sellers with respect to their obligations for Taxes under this Agreement without the prior written consent of Sellers'

Representative, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that upon receipt of written notice of any inquiry, claim, assessment, audit or similar event with respect to a Tax matter arising out of an Overlap Period, Purchaser shall provide written notice thereof to Sellers' Representative.

     Section 7.03. Tax Returns/Payment of Taxes.

          (a) After the Closing Date, except as otherwise provided herein, Purchaser shall file or cause to be filed (and shall have the exclusive right to file or cause to be filed) all Tax Returns (including amended Tax Returns and claims for refunds) of Gentek Holdings or any of its Subsidiaries. Any Tax Return of Gentek Holdings or any of its Subsidiaries which is filed after the Closing Date and which pertains to a Pre-Closing Period or an Overlap Period shall be (i) prepared in accordance with past practices to the extent permitted by applicable law and (ii) submitted (with copies of relevant work papers and other documentation then available, to the extent such work papers and documentation either solely pertain to a Pre-Closing Period or are not deemed confidential by the Purchaser) to the Seller's Representative for approval not less than thirty (30) calendar days prior to the due date for the filing of such Tax Return, which approval shall not be unreasonably withheld, conditioned or delayed. If Seller's Representative does not notify the Purchaser in writing of any objection Seller's Representative may have to such Tax Returns at least fifteen (15) calendar days prior to the due date for the filing of such Tax Returns, Seller's Representative shall be deemed to have approved such Tax Returns. For Tax Returns that relate solely to periods ending on or prior to the Closing Date, unless otherwise required by applicable Law, Purchaser shall follow Seller's Representatives comments with respect to the reporting of items on such Tax Returns to the extent that either (x) pursuant to such comments, such items are treated in a manner consistent with the past practices of Gentek Holdings and its Subsidiaries, or (y) Purchaser determines in its sole discretion  that such  comments  could not  adversely  affect  Purchaser  or its
Affiliates (including Gentek Holdings and its Subsidiaries). Any objections to such Tax Returns shall be resolved by treating items on such Tax Returns in a manner consistent with the past practices of Gentek Holdings and its Subsidiaries (as confirmed by an independent accountant, at the shared expense of the parties, if necessary). With respect to Taxes due after the Closing Date that relate to the income, property or operations of Gentek Holdings or any of its Subsidiaries for a Pre-Closing Period, to the extent such Taxes were not set forth as a current Liability (or in Closing Net Indebtedness) on the Final Closing Date Working Capital, an amount shall be paid from the Indemnification Escrow to the Purchasers five (5) business days prior to the due date of such Taxes.

          (b) Except as required by applicable Law, neither Purchaser or any affiliate of Purchaser shall (or shall cause or permit Gentek Holdings or any of its Subsidiaries to) amend, refile or otherwise modify any Tax Return relating in whole or part to Gentek Holdings or any of its Subsidiaries with respect to any taxable year or period ending on or before the Closing Date without the prior written consent of the Seller's Representative, which consent may not be unreasonably withheld, conditioned or delayed. Sellers' Representative may file, or cause Gentek Holdings or any of its Subsidiaries to file, an amended Tax Return or claim for refund with respect to a taxable year or period ending on or before the Closing Date with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Any Tax refund received by Purchaser, Gentek Holdings or any of its Subsidiaries, and any amounts of overpayments of Tax credited against Tax which Purchaser, Gentek Holdings or any of its Subsidiaries otherwise would be or would have been required to pay that relate to any taxable period, or portion thereof, ending on or before the Closing Date shall be for the account of Sellers, and Purchaser shall pay over to Seller's Representative any such refund or the amount of any such credit within fifteen (15) calendar days after it is actually received or so credited against Tax; provided, however, that (i) any Taxes that are imposed on Purchaser or any of its Affiliates as a result of a disallowance or reduction of any Tax refund or credit with respect to which Purchaser has made a payment to Sellers pursuant to this Section 7.03(b) shall be treated as a Tax for which Sellers are obligated to indemnify Purchaser pursuant to Section 10.04(a)(ii) hereof as if it resulted from a breach of a representation set forth in Section 4.17 without any exclusions or defenses, and
(ii) nothing in this Section 7.03(b) shall require Purchaser to disclose any confidential information to Sellers (including, without limitation, its Tax Returns).

     Section 7.04. Prior Tax Agreements. Sellers shall terminate or cause to be terminated any and all of the tax sharing, allocation, indemnification or similar agreements, arrangements or undertakings in effect, written or unwritten, on the Closing Date as between any Seller or any predecessor or affiliate thereof, on the one hand, and Gentek Holdings or any of its Subsidiaries, on the other hand, for all Taxes imposed by any government or taxing authority, regardless of the period in which such Taxes are imposed, and there shall be no continuing obligation to make any payments under any such agreements, arrangements or undertakings.

     Section 7.05. Assistance and Cooperation. Sellers' Representative and Purchaser and its Affiliates shall at the requesting party's expense: make available to the other and to any Taxing authority as reasonably requested all information, records, and documents relating to Taxes concerning Gentek Holdings and its Subsidiaries for Pre-Closing periods; make available to the other and to any Taxing authority as reasonably requested (during normal business hours) employees and independent auditors to provide explanations and additional information relating to Taxes concerning the Gentek Holdings and its Subsidiaries for Pre-Closing Periods; and retain any books and records that could reasonably be expected to be necessary or useful in connection with Sellers' Representative's or Purchaser's preparation, as the case may be, of any Tax Return, or for any audit, examination, or proceeding relating to Taxes. Such books and records shall be retained until the expiration of the applicable statute of limitations (including extensions thereof to the extent the party has been notified thereof); provided, however, that in the event of an audit, examination, investigation or proceeding has been instituted prior to the expiration of the applicable statute of limitations (or in the event of any claim under this Agreement), the books and records shall be retained until there is a final determination thereof (and the time for any appeal has expired); provided further, however, that nothing in this Section 7.05 shall require a party to retain any books or records beyond six (6) years after the Closing Date if the Seller's Representative or Purchaser, as the case may be, has offered in writing to deliver such books and records to the other party (at the other party's expense) and the other party either declined to accept such books and records or failed to respond to such request within ninety (90) calendar days.

     Section 7.06. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Article VII shall survive for sixty (60) calendar days after the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

                                  ARTICLE VIII.

                              CONDITIONS TO CLOSING

     Section 8.01. Conditions to Obligations of Sellers, Sellers' Representative and Purchaser. The obligations of each Seller, Sellers' Representative and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) HSR Act, Act, Competition Act and Investment Canada Act. Any and all waiting periods (and any extensions thereof) under the HSR Act, the Competition Act and the Investment Canada Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

          (b) Regulatory Consents and Approvals. Purchaser and Gentek Holdings and its Subsidiaries shall have received all authorizations, consents, orders and approvals of all Governmental Authorities that are necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the ISRA Approvals.

          (c) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

          (d) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against any Seller or Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Sellers' Representative or Purchaser is likely to prevent the parties from consummating the transactions contemplated this Agreement; provided, however, that the provisions of this Section 8.01(d) shall not apply to any party which has directly or indirectly solicited or encouraged any such Action.

          (e) Compliance with FIRPTA. Sellers' Representative and Purchaser shall have received from Gentek Holdings a certificate, in form and substance reasonably satisfactory to Sellers' Representative and Purchaser, signed by a duly authorized officer of Gentek Holdings and certifying pursuant to ss. 1.897-2(h) of the Treasury Regulations that the stock of Gentek Holdings is not a United States real property interest within the meaning of ss. 897(c)(1) of the Code.

     Section 8.02. Additional Condition to Obligations of Sellers and Sellers' Representative. The obligations of each Seller and Sellers' Representative to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions: (a) the representations and warranties of Purchaser contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct in all material respects as of such other date); (b) the representations and warranties of Purchaser contained in this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct in all respects as of such other date); (c) the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects; and (d) Sellers' Representative shall have received a certificate from Purchaser with respect to the matters set forth in the preceding clauses (a),
(b) and (c) signed by a duly authorized officer thereof.

     Section 8.03. Additional Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions:

          (a) Representations and Warranties of Sellers, Gentek Holdings, Gentek U.S., Gentek Canada and Sellers' Representative. (i) The representations and warranties of Sellers, Gentek Holdings, Gentek U.S., Gentek Canada, the Sherwin-Williams Claims Trust and Sellers' Representative contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct as of such other date), with only such exceptions as, individually or in the aggregate, do not have a Material Adverse Effect (provided, however, that
(A) for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" and materiality qualifications contained therein shall be disregarded, and (B) the exception set forth in clause (i) of this Section 8.03(a) shall not apply to the representations and warranties set forth in Article III, Section 4.02 and the first sentence of
Section 4.07, each of which representation and warranty shall be true and correct in all material respects as of the Closing Date, or if any such representations and warranties are made as of another date, such other date);
(ii) the covenants and agreements contained in this Agreement to be complied with by Sellers, Gentek Holdings, Gentek U.S., Gentek Canada, Sherwin-

Williams Claims Trust or Sellers' Representative on or before the Closing shall have been complied with in all material respects; (iii) Purchaser shall have received a certificate from Sellers' Representative with respect to the matters set forth in the preceding clauses (i) and (ii) (relating to Sellers' Representative), signed by a duly authorized officer thereof; (iv) Purchaser shall have received a certificate from the Sherwin-Williams Claims Trust with respect to the matters set forth in the preceding clauses (i) and (ii) (relating to the Sherwin-Williams Claims Trust), signed by the Trustee; (v) Purchaser shall have received a certificate from Sellers' Representative, on behalf of Sellers, with respect to the matters set forth in the preceding clauses (i) and
(ii) (relating to Sellers),  signed by a duly authorized  officer  thereof;  and
(vi) Purchaser shall have received a certificate from each of Gentek Holdings, Gentek U.S. and Gentek Canada, respectively, with respect to the matters set forth in the preceding clauses (i) and (ii) (relating to each of Gentek Holdings, Gentek U.S. and Gentek Canada, respectively) signed by a duly authorized officer thereof.

          (b) Good Standing Certificates. Purchaser shall have received a certificate from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation of Gentek Holdings, Gentek U.S. and Gentek Canada to the effect that each such corporation is in good standing or subsisting in such jurisdiction and listing all charter documents of Gentek Holdings and such Subsidiaries on file therewith.

          (c) Third Party Approvals. Gentek Holdings and its Subsidiaries shall have received all authorizations, consents, orders and approvals of all Persons (other than Governmental Authorities) that are set forth in Schedule III hereto.

          (d) Purchaser Financing Arrangements. Purchaser shall have received the proceeds of the financing contemplated in the Best Efforts Letter.

          (e) Payment of Indebtedness. Purchaser shall have received customary evidence, in form and substance reasonably satisfactory to Purchaser (including, without limitation, customary pay-off letters from the holders of such
Indebtedness  delivered to the Purchaser by the Sellers'  Representative),  that
(i) all Indebtedness of the Company set forth in Schedule II hereto that is outstanding as of immediately prior to the Closing will be repaid at and as of the Closing, and (ii) all arrangements providing for mortgage and lien releases, canceled notes, trademark and patent assignments and other similar matters in connection with the payment of such Indebtedness have been made.

          (f) Genstar Management Agreement. Purchaser shall have received evidence, in form and substance reasonably satisfactory to Purchaser, that the Management Advisory and Consulting Services Agreement, dated as of December 15, 1994, as amended as of March 27, 2002, among Gentek Holdings, Inc., a Delaware corporation, Gentek Buildings Products, Inc., a Delaware corporation, and Genstar Investment Corporation, has been terminated and has no further force or effect.

                                   ARTICLE IX.

                             TERMINATION AND WAIVER

     Section 9.01. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

          (a) by the mutual written consent of Sellers' Representative, on behalf of Sellers, and Purchaser;

          (b) by Sellers' Representative, on behalf of Sellers, or Purchaser, if the Closing shall not have occurred by October 31, 2003; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party hereto whose actions or failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date and such actions or failure to act constitutes a breach of this Agreement;

          (c) by Sellers' Representative, on behalf of Sellers, or Purchaser, if there shall have been enacted, issued, promulgated or enforced any Law that makes the consummation of the transactions contemplated by this Agreement illegal, or any Governmental Order permanently restraining, enjoining or otherwise prohibiting the parties hereto from consummating the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party hereto as a result of the imposition of a Governmental Order unless such party shall have used commercially reasonable efforts to oppose such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement;

          (d) by Sellers' Representative, on behalf of Sellers, if following the date hereof, (i) any representation or warranty of Purchaser contained in this Agreement shall have become inaccurate in any material respect, or (ii) Purchaser shall have failed in any material respect to comply with any covenant or agreement contained in this Agreement to be complied with by it prior to the Closing; provided, however, that notwithstanding the foregoing, in the event that any such inaccuracy or breach is curable by Purchaser, then Sellers' Representative shall not be permitted to terminate this Agreement pursuant to this Section 9.01(d) until the earlier to occur of (i) the expiration of a thirty (30) calendar day period after delivery of written notice from Sellers' Representative to Purchaser of such inaccuracy or breach, as applicable, and
(ii) the ceasing by Purchaser to exercise commercially reasonable efforts to cure such inaccuracy or breach, as applicable, provided that Purchaser continues to exercise commercially reasonable efforts to cure such inaccuracy or breach, as applicable (it being understood that Sellers' Representative may not terminate this Agreement pursuant to this Section 9.01(d) if such inaccuracy or breach is cured by Purchaser within such thirty-calendar day period);

          (e) by Purchaser if, following the date hereof, (i) any representation or warranty of Sellers, the Sherwin-Williams Claims Trust, Sellers' Representative, Gentek Holdings, Gentek U.S. or Gentek Canada contained in this Agreement shall have become inaccurate in any material respect, or (ii) any of the Sellers, the Sherwin-Williams Claims Trust, Sellers' Representative, Gentek Holdings, Gentek U.S. or Gentek Canada shall have failed in any material respect to comply with any covenant or agreement contained in this Agreement to be complied with by any of them prior to the Closing; provided, however, that notwithstanding the foregoing, in the event that any such inaccuracy or breach is curable by the applicable Seller, the Sherwin-Williams Claims Trust, Sellers' Representative, Gentek Holdings, Gentek U.S. or Gentek Canada, as applicable, then Purchaser shall not be permitted to terminate this Agreement pursuant to this Section 9.01(e) until the earlier to occur of (i) the expiration of a thirty (30) calendar day period after delivery of written notice from Purchaser to Sellers' Representative of such inaccuracy or breach, as applicable, and (ii) the ceasing by the applicable Seller, the Sherwin-Williams Claims Trust, Sellers' Representative, Gentek Holdings, Gentek U.S. or Gentek Canada, as applicable, to exercise commercially reasonable efforts to cure such inaccuracy or breach, as applicable, provided that the applicable Seller, the Sherwin-Williams Claims Trust, Sellers' Representative, Gentek Holdings, Gentek U.S. or Gentek Canada, as applicable, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach, as applicable (it being understood that Purchaser may not terminate this Agreement pursuant to this
Section 9.01(e) if such inaccuracy or breach is cured by the applicable Seller, Sellers' Representative, Gentek Holdings, Gentek U.S. or Gentek Canada, as applicable, within such thirty-calendar day period); or

          (f) by Sellers' Representative, on behalf of Sellers, if the Best Efforts Letter is withdrawn and Purchaser has failed to procure alternative financing arrangements sufficient to consummate the transactions contemplated hereby within fifteen (15) calendar days thereafter (it being understood and hereby agreed that Purchaser shall notify Sellers' Representative in writing promptly upon receipt by Purchaser or any of its representatives of any notification that the Best Efforts Letter is being withdrawn).

     Section 9.02. Effect of Termination.

               (a) If this Agreement is terminated pursuant to Section 9.01 by Purchaser or Sellers' Representative, on behalf of Sellers, written notice thereof shall be given to the other party specifying the provision of Section
9.01 pursuant to which such termination is made, and this Agreement shall be terminated and there shall be no liability hereunder on the part of the parties hereto, except that the provisions of Section 6.03, this Section 9.02, and
Article XI shall  survive any  termination  of this  Agreement.  Nothing in this
Section 9.02 shall relieve any party of liability for any willful breach of this Agreement.

               (b) In the event that Sellers' Representative shall terminate this Agreement pursuant to Section 9.01(b) and the condition precedent set forth in Section 8.03(d) is the only condition precedent to the obligations of Purchaser set forth in

Article VIII that is not satisfied at such time, then within two (2) calendar days after such termination, Purchaser shall pay to Gentek Holdings and Sellers' Representative an amount in cash, payable in immediately available funds, equal to Seven Hundred and Fifty Thousand Dollars ($750,000). Notwithstanding anything to the contrary set forth in this Agreement, the fee provisions set forth in this Section 9.02(b) shall be the sole and exclusive remedy of Sellers, Sellers' Representative, Gentek Holdings, Gentek U.S. and Gentek Canada, and represents liquidated damages, for any and all claims arising out of the termination of this Agreement under the circumstances set forth in this Section 9.02(b), other than pursuant to claims arising out of fraud, willful misconduct or any intentional breach of the agreements and covenants set forth in this Agreement.

     Section 9.03. Waiver.

          (a) Sellers' Representative, on behalf of Sellers, may (i) extend the time for the performance of any of the obligations or other acts of Purchaser or any of the obligations or other acts of Gentek Holdings or any of its Subsidiaries to be performed after the Closing, (ii) waive any inaccuracies in the representations and warranties of Purchaser contained herein or in any document delivered by Purchaser pursuant hereto, (iii) waive compliance with any of the agreements of Purchaser contained herein or, after the Closing, compliance with any of the agreements of Gentek Holdings or any of its Subsidiaries contained herein, or (iv) waive any condition contained in Section
8.01 or Section 8.02 (other than the condition to closing in respect of the receipt of the ISRA Approvals, which may not be waived by any party hereto). Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Sellers' Representative.

          (b) Purchaser may (i) extend the time for the performance of any of the obligations or other acts of any Seller, the Sherwin-Williams Claims Trust, Sellers' Representative, Gentek Holdings or any of its Subsidiaries, (ii) waive any inaccuracies in the representations and warranties of Gentek Holdings or its Subsidiaries, any Seller or Sellers' Representative contained herein or in any document delivered by Gentek Holdings or its Subsidiaries, or any Seller, the Sherwin Williams Claims Trust, or Sellers' Representative pursuant hereto, (iii) waive compliance with any of the agreements of Gentek Holdings or any of its Subsidiaries, or any Seller, the Sherwin-Williams Claims Trust, or Sellers' Representative contained herein, or (iv) waive any condition contained in
Section 8.01 or Section 8.03 (other than the condition to closing in respect of the receipt of the ISRA Approvals, which may not be waived by any party hereto). Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Purchaser.

          (c) Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE X.

                                 INDEMNIFICATION

     Section  10.01.  Survival of  Representations,  Warranties,  Covenants  and
Obligations. The representations and warranties contained in this Agreement shall survive the Closing until the first (1st) anniversary thereof; provided, however, that (i) the representations and warranties set forth in Section 3.01 (Authority), Section 3.05 (Ownership of Shares and Options) and Section 4.02 (Capital Stock of Gentek Holdings, Gentek U.S. and Gentek Canada) shall survive indefinitely, (ii) the representations and warranties set forth in Section 4.10 (Environmental Matters) shall survive the Closing until the third (3rd) anniversary thereof, and (iii) the representations and warranties set forth in
Section 4.17 (Taxes) shall survive the Closing until sixty (60) calendar days after the expiration of the applicable statute of limitations. The agreements and covenants contained in this Agreement shall survive the Closing in accordance with their respective terms. If written notice of a claim has been given prior to the expiration of the applicable representations, warranties, covenants or obligations then such representations, warranties, covenants or obligations, as the case may be, shall survive as to such claim until the claim has been finally resolved.

     Section 10.02. Exclusive Remedy. Except in cases of fraud or willful misconduct, from and after the Closing, the sole and exclusive remedy of the parties hereto and their respective affiliates (after giving effect to the consummation of the transactions contemplated by this Agreement) with respect to any and all claims resulting from, arising out of or relating to the subject matter of this Agreement shall be the indemnification provisions set forth in this Article X. In furtherance of the foregoing, each of the parties hereto hereby waives, to the fullest extent permitted under applicable Law, any and all other rights, claims and causes of action it or any of its affiliates may have (excluding rights, claims or causes of action of any party under this Article X or for fraud or willful misconduct), from and after the Closing, against each of the other parties hereto and their respective affiliates and each of their respective officers, directors, employees, agents and representatives resulting from, arising out of or relating to the subject matter of this Agreement.

     Section 10.03. Indemnification by Purchaser. Purchaser shall indemnify each Seller and Sellers' Representative and their respective affiliates and each of their respective officers, directors, employees, agents, successors and assigns (each an "Indemnified Seller Party") with respect to, and hold each of them harmless from and against, any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered, incurred or sustained by any of them or to which any of them becomes subject (including, without limitation, any Action brought or otherwise initiated by any of them) (each, an "Indemnified Seller Loss"), resulting from, arising out of or relating to (i) the failure of any representation or warranty made by Purchaser contained in this Agreement to be true and correct in all respects as of the date hereof and as of the Closing Date (determined without giving effect to any "material," "Material Adverse Effect" or similar qualification), (ii) any breach of any covenant or agreement made by Purchaser contained in this Agreement or the Escrow Agreement, (iii) any breach of any covenant or agreement to be performed after the Closing by Gentek Holdings, Gentek U.S. or Gentek Canada and contained in this Agreement or the Escrow Agreement, (iv) (A) any collective bargaining agreement applicable to any Transferred Employee, (B) any claim made by any Transferred Employee for any severance or termination benefits pursuant to the provisions of any plan, program or arrangement or any applicable federal or state law, (C) any suit or claim of violation under the Worker Adjustment and Retraining Notification Act of 1988, as amended through the date hereof, for any actions taken by Purchaser, Gentek Holdings, Gentek U.S. or Gentek Canada on or after the Closing Date with respect to any facility, site of employment, operating unit or Transferred Employee, (D) any action taken on or after the Closing Date by Purchaser, Gentek Holdings, Gentek U.S. or Gentek Canada with respect to any Employee Plan, (E) any claim for payments or benefits by Transferred Employees, Transferred Former Employees or their respective beneficiaries under any Employee Plan, (v) any and all Steel Peel Claims, or
(vi) the conduct of the Business or any other action or omission by Purchaser, Gentek Holdings, Gentek U.S., Gentek Canada or any of their Subsidiaries or affiliates on or after the Closing Date, provided, however, that Purchaser shall not be required to indemnify Sellers pursuant to this Section 10.03 for any liabilities resulting from, arising out of or relating to the matters set forth in clauses (iv) or (vi) above if such liabilities result from, arise out of or relate to a breach of any representation or warranty made by Gentek Holdings, Gentek U.S. or Gentek Canada in this Agreement or otherwise are for or related to Taxes for Pre-Closing Periods or for which Sellers are otherwise liable under this Agreement (other than Taxes resulting from actions taken on the Closing Date after the Closing that are outside the ordinary course of business).

     Section 10.04. Indemnification by Sellers and the Sherwin-Williams Claims Trust.

          (a) Sellers shall severally, and not jointly, indemnify Purchaser, its affiliates (including, after the Closing, Gentek Holdings and its Subsidiaries), and their respective officers, directors, employees, agents, successors and assigns (each an "Indemnified Purchaser Party"), and hold each of them harmless from and against, any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered, incurred or sustained by any of them or to which any of them becomes subject (including, without limitation, any Action brought or otherwise initiated by any of them) (an "Indemnified Purchaser Loss"), resulting from, arising out of or relating to (i) the failure of any representation or warranty made by Sellers contained in this Agreement to be true and correct in all respects as of the date hereof and as of the Closing Date (determined without giving effect to any "material," "Material Adverse Effect" or similar qualification, whether in such representation and warranty or any defined term contained in such representation and warranty and, with respect to Section 4.17 (Taxes) only, determined without giving effect to any matters set forth in the Disclosure Schedule), (ii) the failure of any representation or warranty made by Sellers' Representative, the Sherwin-Williams Claims Trust, Gentek Holdings, Gentek U.S. or Gentek Canada contained in this Agreement to be true and correct in all respects as of the date hereof and as of Closing Date (determined without giving effect to any "material," "Material Adverse Effect" or similar qualification, whether in such representation and warranty or any defined term contained in such representation and warranty and, with respect to Section 4.17 (Taxes) only, determined without giving effect to any matters set forth in the Disclosure Schedule), (iii) any breach of any covenant or agreement by Sellers contained in this Agreement, (iv) any breach of any covenant or agreement to be performed before or through the Closing by Sellers' Representative, the Sherwin-Williams Claims Trust, Gentek Holdings, Gentek U.S. or Gentek Canada contained in this Agreement or the Escrow Agreement, and (v) the Sherwin-Williams Litigation Liabilities and the Sherwin-Williams Claims, to the extent that such Liabilities have not been accrued in Working Capital as of the Closing. Notwithstanding the foregoing but without prejudicing any right or entitlement of Purchaser to receipt of full indemnification under this Article X from monies held in the Indemnification Escrow, no Seller shall have any indemnification obligation under this Section 10.04 with respect to any Indemnified Purchaser Loss resulting from, arising out of or relating to any breach of any representation or warranty made by any other Seller contained in this Agreement or any breach of any covenant or agreement by any other Seller in this Agreement. For any Indemnified Purchaser Loss resulting from, arising out of or relating to any breach of any representation or warranty made by Gentek Holdings, Gentek U.S. or Gentek Canada contained in this Agreement or any breach of any covenant or agreement by Sellers' Representative, Gentek Holdings, Gentek U.S. or Gentek Canada in this Agreement, the maximum amount that may be recovered from any Seller shall be the amount of such Indemnified Purchaser Loss multiplied by such Seller's Percentage Share; provided, that the foregoing shall not prejudice any right or entitlement of Purchaser to receipt of full indemnification under this
Article  X  from  monies  held  in  the  Indemnification  Escrow.

          (b) The Sherwin-Williams Claims Trust shall indemnify each Indemnified Purchaser Party, and hold each of them harmless from and against, any Indemnified Purchaser Loss, resulting from, arising out of or relating to (i) the failure of any representation or warranty made by the Sherwin-Williams Claims Trust contained in this Agreement to be true and correct in all respects as of the date hereof and as of the Closing Date (determined without giving effect to any "material," "Material Adverse Effect" or similar qualification, whether in such representation and warranty or any defined term contained in such representation and warranty), (ii) any breach of any covenant or agreement by the Sherwin-Williams Claims Trust contained in this Agreement and (iii) the Sherwin-Williams Litigation Liabilities, to the extent that such Liabilities have not been accrued in Working Capital as of the Closing, provided, however, that no Purchaser Indemnified Party shall exercise its right to indemnification pursuant to this Section 10.04(b) unless the funds comprising the Indemnification Escrow are insufficient or are otherwise unavailable to satisfy such Indemnified Purchaser Losses.

     Section 10.05. Indemnification Claim and Notice of Loss.

          (a) An Indemnified Seller Party or Indemnified Purchaser Party (each an "Indemnified Party") shall give Purchaser or Sellers' Representative and the Sherwin-Williams Claims Trust, as the case may be (in such capacity, an "Indemnifying Party"), notice of any matter, other than a Third Party Claim, which such Indemnified Party has determined has given or could reasonably be expected to give rise to a right of indemnification under this Agreement, within thirty (30) calendar days of such determination, stating the amount of the Indemnified Seller Loss or Indemnified Purchaser Loss, as applicable, if known, and method of computation thereof, and containing a description in reasonable detail of the basis for such claim and a reference to the provision(s) of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article X except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this
Article X.

          (b) The obligations and Liabilities of Purchaser or Sellers and the Sherwin-Williams Claims Trust under this Article X with respect to Indemnified Seller Losses or Indemnified Purchaser Losses, as the case may be, arising from claims of any third party other than claims with respect to Taxes (which are covered in Section 7.02) ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions:

               (i) If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within twenty (20) calendar days of the receipt by the Indemnified Party of notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article X except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article X.

               (ii) If (x) the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Indemnified Seller Loss or Indemnified Purchaser Loss, as the case may be, that may result from such Third Party Claim, and (y) in any case where the Indemnified Party is an Indemnified Purchaser Party, the liabilities arising out of such Third Party Claim would not reasonably be expected to exceed an amount equal to two times the amount of the Indemnifying Party's indemnification obligations under this
Article X in respect of any Indemnified Purchaser Losses arising out of such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its sole cost and expense and through counsel of its own choice by giving notice to the Indemnified Party of its intention to do so within fifteen (15) calendar days of the receipt of notice of such Third Party Claim from the Indemnified Party; provided, however, that (A) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate, in the reasonable, good faith judgment of the Indemnified Party, for the same counsel to represent both the Indemnified Party and Indemnifying Party, or (B) if there is a reasonable probability that such Third Party Claim may have a material adverse effect on the Indemnified Party other than as a result of money damages or other money payments, then the Indemnified Party shall be entitled to participate in the defense of (but not control) such Third Party Claim, at its sole cost and expense and through counsel of its own choice; and provided further, that (x) if such Third Party Claims involve a claim for an injunction against any material business or operations of the Indemnified Party, (y) if such Third Party Claim involves a criminal proceeding, action, indictment, allegation or investigation or (z) if such Third Party Claim involves any of the top twenty (20) customers or top twenty (20) suppliers of Gentek Holdings or any of its Subsidiaries, in each case for the year 2002, then the Indemnified Party shall be entitled to retain control of the defense of such Third Party Claim and the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim, at its sole cost and expense and through counsel of its own choice. Upon receipt by an Indemnified Party of written notice of the Indemnifying Party's election to assume the defense of such Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party for expenses incurred thereafter by the Indemnified Party in connection with the defense of such Third Party Claim.

               (iii) In the event that the Indemnifying Party shall exercise its right to undertake any such defense against any such Third Party Claim, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's sole cost and expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably requested by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, controlling or participating in the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's sole cost and expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably requested by the Indemnified Party.

               (iv) No Third Party Claim may be settled by the Indemnifying Party or the Indemnified Party, as the case may be, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

     Section 10.06. Limitations on Indemnification.

          (a) The maximum amount of Indemnified Seller Losses or Indemnified Purchaser Losses, as applicable, which may be recovered from Purchaser, Sellers or the Sherwin-Williams Claims Trust, as applicable, pursuant to the indemnification obligations set forth in Section 10.03(i), Section 10.04(a)(i),
Section 10.04(a)(ii) and Section 10.04(b)(i) shall be an amount equal to the funds then held in the Indemnification Escrow; provided, however, that (i) the limitations contained in this Section 10.06(a) shall not apply to any Indemnified Purchaser Losses resulting from, arising out of or relating to the failure of the representations and warranties contained in Section 3.01 (Authority), Section 3.04 (Brokers),
Section 3.05 (Ownership of Shares and Options), Section 4.02 (Capital Stock of Gentek Holdings, Gentek U.S. and Gentek Canada) and Section 4.17 (Taxes) to be true and correct in all respects as of the date hereof and as of the Closing Date (determined without giving effect to any "material," "Material Adverse Effect" or similar qualification, whether in such representation and warranty or any defined term contained in such representation and warranty and, with respect to Section 4.17 (Taxes) only, determined without giving effect to any matters set forth in the Disclosure Schedule), or any Indemnified Seller Losses resulting from, arising out of or relating to the failure of the representations and warranties contained in Section 5.01 (Organization and Authority) to be true and correct in all respects as of the date hereof and as of the Closing Date, and (ii) the limitations contained in this Section 10.06(a) shall not apply to any Indemnified Purchaser Losses to the extent that the funds then held in the Indemnification Escrow have been reduced or depleted as a result of any claim for indemnification resulting from, arising out of or relating to the failure of the representations and warranties contained in Section 4.17 (Taxes) to be true and correct in all respects as of the date hereof and as of the Closing Date (determined without giving effect to any "material," "Material Adverse Effect" or similar qualification, whether in such representation and warranty or any defined term contained in such representation and warranty and, with respect to
Section 4.17 (Taxes) only, determined without giving effect to any matters set forth in the Disclosure Schedule); provided, however, that notwithstanding the foregoing proviso, (x) the maximum amount of Indemnified Purchaser Losses that may be recovered from any Seller shall be such Seller's Percentage Share of the Purchase Price, provided, that the foregoing shall not prejudice any right or entitlement of Purchaser to receipt of full indemnifications under this Article X from monies held in the Indemnification Escrow, (y) the maximum aggregate amount of Indemnified Purchaser Losses that may be recovered from the Sherwin-Williams Claims Trust shall be an amount equal to the assets held or recovered by the Sherwin-Williams Claims Trust, and (z) that the maximum aggregate amount of Indemnified Seller Losses that may be recovered from Purchaser shall be the Purchase Price.

          (b) The indemnification obligations of Purchaser, Sellers and the Sherwin-Williams Claims Trust pursuant to Section 10.03(i), Section 10.04(a)(i),
Section 10.04(a)(ii) and Section 10.04(b)(i), respectively, shall not be effective unless and until the aggregate dollar amount of all Indemnified Seller Losses or Indemnified Purchaser Losses, as the case may be, which would otherwise be recoverable from Purchaser, Sellers or the Sherwin-Williams Claims Trust, as applicable, pursuant to the indemnification obligations set forth in
Section 10.03(i), Section 10.04(a)(i), Section 10.04(a)(ii) and Section 10.04(b)(i), respectively, exceeds Seven Hundred Thousand Dollars ($700,000) (the "Threshold Amount"), and then only to the extent such aggregate amount exceeds the Threshold Amount; provided, however, that (i) the limitations contained in this Section 10.06(b) shall not apply to any Indemnified Purchaser Losses resulting from, arising out of or relating to the failure of the representations and warranties contained in Section 3.01 (Authority), Section
3.04 (Brokers), Section 3.05 (Ownership of Shares and Options), Section 4.02 (Capital Stock of Gentek Holdings, Gentek U.S. and Gentek Canada) and Section
4.17 (Taxes) to be
true and correct in all respects as of the date hereof and as of the Closing Date (determined without giving effect to any "material," "Material Adverse Effect" or similar qualification, whether in such representation and warranty or any defined term contained in such representation and warranty and, with respect to Section 4.17 (Taxes) only, determined without giving effect to any matters set forth in the Disclosure Schedule), or any Indemnified Seller Losses resulting from, arising out of or relating to the failure of the representations and warranties contained in Section 5.01 (Organization and Authority) to be true and correct in all respects as of the date hereof and as of the Closing Date,
(ii) Sellers shall not be liable for Indemnified Purchaser Losses arising out of or relating to the failure of the representations and warranties contained in
Section 4.17 (Taxes) to be true and correct in all respects as of the date hereof and as of the Closing Date (determined without giving effect to any "material," "Material Adverse Effect" or similar qualification, whether in such representation and warranty or any defined term contained in such representation and warranty and, with respect to Section 4.17 (Taxes) only, determined without giving effect to any matters set forth in the Disclosure Schedule) unless and until the aggregate dollar amount of all such Indemnified Purchaser Losses exceed Two Hundred Thousand Dollars ($200,000), and then only to the extent that such Indemnified Purchaser Losses exceed such amount, and (iii) Sellers shall not be liable for Indemnified Purchaser Losses arising out of or relating to the failure of the representations and warranties contained in Section 4.17 (Taxes) to be true and correct in all respects as of the date hereof and as of the Closing Date (determined without giving effect to any "material," "Material Adverse Effect" or similar qualification, whether in such representation and warranty or any defined term contained in such representation and warranty and, with respect to Section 4.17 (Taxes) only, determined without giving effect to any matters set forth in the Disclosure Schedule) in excess of the funds then held in the Indemnification Escrow unless and until the aggregate dollar amount of all such Indemnified Purchaser Losses in excess of the funds then held in the Indemnification Escrow exceed Two Million Five Hundred Thousand ($2,500,000), and then only to the extent that such Indemnified Purchaser Losses exceed such amount.

          (c) Notwithstanding anything to the contrary set forth in this Agreement, (i) prior to recovering any Indemnified Purchaser Losses from any
Seller or the Sherwin-Williams Claims Trust pursuant to the indemnification obligations of Sellers or the Sherwin-Williams Claims Trust, as the case may be, set forth in this Article X, an Indemnified Purchaser Party shall first recover such Indemnified Purchaser Losses from the funds then held in the
Indemnification Escrow, if any, and (ii) to the extent that no funds or insufficient funds are then held in the Indemnification Escrow, prior to recovering any Indemnified Purchaser Losses from any Seller pursuant to the indemnification obligations of Sellers set forth in Section 10.04(a)(v), an Indemnified Purchaser Party shall first recover such Indemnified Purchaser Losses pursuant to the indemnification obligations of the Sherwin-Williams Claims Trust set forth in Section 10.04(b)(iii) from the funds then held by the Sherwin-Williams Claims Trust.

          (d) For the purposes of this Section 10.06, in computing the individual or aggregate amounts of claims, the amount of each claim shall be calculated net of any insurance proceeds (net of any increase in premiums directly resulting from any such claims, as reasonably demonstrated by the Indemnified Party) and any indemnity, contribution or other similar payment actually received by the Indemnified Party, or any affiliate thereof, from any third party with respect thereto (it being understood and hereby agreed that the Indemnified Party shall use commercially reasonable efforts to collect any available insurance proceeds and any indemnities, contributions or other similar payments from third parties, but shall not be required to commence litigation against any third parties).

          (e) In the event that any Indemnified Purchaser Party is entitled to indemnification of any Indemnified Purchaser Losses pursuant to a claim for indemnification under Section 10.04, and such Indemnified Purchaser Party reasonably determines, in good faith, that such Indemnified Purchaser Party has actually received or realized in connection therewith any reduction of its Tax Liabilities (calculated on the basis of the actual reduction in cash payments for Taxes) in or prior to the taxable year in which the indemnification amount is paid (a "Tax Benefit"), the indemnification amount that Purchaser is entitled to recover pursuant to a claim for indemnification under Section 10.04 shall be reduced, on a dollar for dollar basis, by the amount of such Tax Benefit; provided, however, that with respect to any Tax Benefit offset contemplated by this Section 10.06(e), (i) Purchaser shall not be obligated to file amended Tax Returns for such purpose, and (ii) nothing in this Section 10.06(e) shall require Purchaser to disclose any confidential information to Sellers (including, without limitation, its Tax Returns).

                                   ARTICLE XI.

                                  MISCELLANEOUS

     Section 11.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. All fees payable under the Competition Act in connection with the transactions contemplated hereby shall be paid by Purchaser.

     Section 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly delivered, given or made: (i) upon receipt if delivered in person or by cable or telegram, (ii) five (5) business days following deposit in the mails if sent by registered or certified mail (postage prepaid, return receipt requested), (iii) when sent, if sent by facsimile transmission and receipt thereof is confirmed by telephone and (iv) two (2) business days following deposit with a nationally recognized overnight courier service, in each case, to the respective parties hereto at their addresses set forth on the signature pages to this Agreement (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 11.02).

          Section 11.03. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement with respect to this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect thereto without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that such prior written consent (i) shall not be unreasonably withheld, conditioned or delayed and (ii) shall not be required for releases, announcements or communications to the extent obtaining such prior written consent would prevent the timely and accurate dissemination of information as required to comply with any applicable Law or obligation pursuant to any listing agreement with any national securities exchange. For the avoidance of doubt and not by way of limitation or restriction, notwithstanding anything in this Agreement or the Confidentiality Agreement to the contrary, from and after the Closing, Sellers' Representative shall be permitted to disclose the material terms of the transactions contemplated by this Agreement in connection with marketing and other similar activities in the ordinary course of business.

          Section 11.04. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          Section 11.05. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, covenants, representations, warranties, undertakings and understandings, written or oral, among the parties hereto with respect to the subject matter hereof, including the Exclusivity Agreement dated as of May 14, 2003 among Gentek Holdings, Genstar and Purchaser; provided, however, that the Confidentiality Agreement shall continue to have force and effect as provided in Section 6.03.

          Section 11.06. Assignment. This Agreement may not be transferred, assigned, pledged or hypothecated, by operation of law or otherwise, without the express written consent of Sellers' Representative, on behalf of Sellers, and Purchaser (which consent may be granted or withheld in the reasonable discretion of each such party) except that Purchaser may without such consent assign its rights under this Agreement to any of its affiliates or for the purpose of securing any financing of the transactions contemplated hereby; provided, however, that no such assignment by Purchaser shall relieve Purchaser of any of its obligations hereunder.

          Section 11.07. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, whether express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 11.08. Amendment. This Agreement may not be amended, restated, supplemented or otherwise modified except (i) by an instrument in writing signed by Sellers' Representative, on behalf of Sellers, and Purchaser or (ii) by a waiver in accordance with Section 9.03.

          Section 11.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

          Section 11.10. Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement in connection with any dispute arising out of this Agreement or the transactions contemplated hereby (each, a "Proceeding") may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement. Each of the Sellers, Sellers' Representative and Purchaser agree that service of any process, summons, notice or document by U.S. registered mail to such party's address set forth below shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any Proceeding.

          Section 11.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Section 11.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer(s) to execute, this Agreement as of the date first written above.

                                             SELLERS
                                             -------

                                             GENSTAR STOCKHOLDERS:

                                             THE MANUFACTURERS LIFE
                                             INSURANCE COMPANY

                                             439246 ONTARIO INC.

                                             ROYAL TRUST CORPORATION OF
                                             CANADA, TRUSTEE FOR DUPONT
                                             CANADA INC. PENSION TRUST FUND

                                             FIDUCIE DESJARDINS, COMPTE #43-
                                             00418-7 FOR SOCIETE DE
                                             TRANSPORT DE LA COMMUNAUTE
                                             URBAINE DE MONTREAL

                                             COMINCO PENSION FUND CO-
                                             ORDINATING SOCIETY

                                             GREAT-WEST LIFE & ANNUITY
                                             INSURANCE COMPANY

                                             ASSOCIATION DE BIENFAISANCE ET
                                             DE RETRAITE DES POLICIERS DE LA
                                             COMMUNAUTE URBAINE DE
                                             MONTREAL

                                             THE RETIREMENT PLAN FOR
                                             EMPLOYEES OF CANADIAN
                                             UTILITIES LIMITED AND
                                             PARTICIPATING COMPANIES PLAN I

                                             BANTOR COMPANY

                                             CROWN LIFE INSURANCE COMPANY

                                             DESJARDINS FINANCIAL SECURITY
                                             LIFE ASSURANCE COMPANY

                                             OEFC PRIVATE EQUITY HOLDCO
                                             INC.

                                             AXA SECONDARY FUND LP

                                             PAUL CAPITAL PARTNERS VI
                                             HOLDINGS

                                             BPO PROPERTIES LTD.

                                             SUN LIFE ASSURANCE COMPANY OF
                                             CANADA

                                             CITIBANK CANADA

                                             CAPITAL GUIDANCE (PLACEMENTS)
                                             LTD.

                                             DAVOD H. BUTTERFIELD

                                             RICHARD USHER-JONES

                                             RAYQUEST HOLDINGS LTD.

                                             MANFRED WIRTH

                                             BMO NESBITT BURNS INC.

                                             TOW PARTNERS, A CALIFORNIA
                                             LIMITED PARTNERSHIP

                                             G.R. DAWSON HOLDINGS LIMITED

                                             INVENTURES CAPITAL

                                             805491 ONTARIO INC.

                                             ZURI-INVEST A.G.

                                             ALDERPRISE INC.

                                             DAVID L. ANDERSON

                                             TERRY A. JACKSON

                                             PATHONIC ULC

                                             G. LEONARD BAKER, JR.

                                             JIC

                                             WIRRAL BOROUGH COUNCIL
                                             MERCEYSIDE PENSION FUND

                                             GE CAPITAL EQUITY INVESTMENT
                                             LTD.

                                             NORTH BAY LIMITED

                                             ABN AMRO VENTURES BV

                                             GENSTAR INVESTMENT
                                             CORPORATION

                                             RICHARDSON VENTURES INC.

                                             By: Genstar Capital Corporation

                                                      By:  /s/ William MacDonald
                                                      Name:  William MacDonald
                                                      Title:  Chairman and
                                                              President

                                             1001 Corporate Drive
                                             Burlington, ON L7L 5V5
                                             Canada
                                             Attn: Mr. William MacDonald
                                             Telephone: (905) 319-5645
                                             Telecopy: (905) 332-3765

                                             with a copy to:

                                             Genstar Capital L.P.
                                             Four Embarcadero Center,
                                             Suite 1900
                                             San Francisco, CA 94111-4191
                                             Attention: Richard D. Paterson
                                             Telephone: (415) 834-2366
                                             Telecopy: (415) 834-2383

                                             and:

                                             Wilson Sonsini Goodrich & Rosati
                                             Professional Corporation
                                             One Market, Spear Tower
                                             Suite 3300
                                             San Francisco, California  94105
                                             Attention: Michael J. Kennedy, Esq.
                                             Telephone: (415) 947-2000
                                             Telecopy: (415) 947-2099

                                             ONTARIO TEACHERS' PENSION
                                             PLAN BOARD

                                             By:  /s/ Glen Silvestri
                                             Name:  Glen Silvestri
                                             Title:  Assistant Portfolio Manager

                                             5650 Yonge Street
                                             Toronto, Ontario, M2M 4H5
                                             Canada
                                             Attention:  Glen Silvestri
                                             Telephone: (416) 730-6198
                                             Telecopy: (416) 730-5082

                                             DAVID L. BURKE

                                             By:  /s/ David L. Burke
                                             Name:  David L. Burke

                                             KONG H. CHEN

                                             By:  /s/ Kong H. Chen
                                             Name:  Kong H. Chen

                                             GEORGE E. ECKERD

                                             By:  /s/ George E. Eckerd
                                             Name:  George E. Eckerd

                                             J. HERBERT GAUL, JR.

                                             By:  /s/ J. Herbert Gaul, Jr.
                                             Name:  J. Herbert Gaul, Jr.

                                             JOSEPH P. IPPOLITO

                                             By:  /s/ Joseph P. Ippolito
                                             Name:  Joseph P. Ippolito

                                             DARVIN L. KING

                                             By:  /s/ Darvin L. King
                                             Name:  Darvin L. King

                                             STEPHEN L. KLEIN

                                             By:  /s/ Stephen L. Klein
                                             Name:  Stephen L. Klein

                                             ALAIN LAROSE

                                             By:  /s/ Alain Larose
                                             Name:  Alain Larose

                                             JEFFREY V. MILLER

                                             By:  /s/ Jeffrey V. Miller
                                             Name:  Jeffrey V. Miller

                                             MICHAEL C. MILLER

                                             By:  /s/ Michael C. Miller
                                             Name:  Michael C. Miller

                                             WAYNE G. PALMER

                                             By:  /s/ Wayne G. Palmer
                                             Name:  Wayne G. Palmer

                                             JAN P. RANDLES

                                             By:  /s/ Jan P. Randles
                                             Name:  Jan P. Randles

                                             ALAIN ROBITAILLE

                                             By:  /s/ Alain Robitaille
                                             Name:  Alain Robitaille

                                             DONALD L. SPERRY

                                             By:  /s/ Donald L. Sperry
                                             Name:  Donald L. Sperry

                                             DANIEL R. TAYLOR

                                             By:  /s/ Daniel R. Taylor
                                             Name:  Daniel R. Taylor

                                             DENNIS M. THOMPSON

                                             By:  /s/ Dennis M. Thompson
                                             Name:  Dennis M. Thompson

                                             JOHN UMIASTOWSKI

                                             By:  /s/ John Umiastowski
                                             Name:  John Umiastowski

                                             THE SHERWIN-WILLIAMS CLAIMS TRUST

                                             SHERWIN-WILLIAMS CLAIMS TRUST

                                             By:  Genstar Capital Corporation,
                                                  as Trustee

                                                      By:  /s/ William MacDonald
                                                      Name:  William MacDonald
                                                      Title:  Chairman and
                                                              President

                                             Genstar Capital Corporation,
                                             Trustee
                                             1001 Corporate Drive
                                             Burlington, ON  L7L 5V5
                                             Canada
                                             Attention: Mr. William MacDonald
                                             Telephone: (905) 319-5645
                                             Telecopy: (905) 332-3765

                                             SELLERS' REPRESENTATIVE

                                             GENSTAR CAPITAL CORPORATION

                                             By:  /s/ William MacDonald
                                             Name:  William MacDonald
                                             Title:  Chairman and President

                                             1001 Corporate Drive
                                             Burlington, ON L7L 5V5
                                             Canada
                                             Attn: Mr. William MacDonald
                                             Telephone: (905) 319-5645
                                             Telecopy: (905) 332-3765

                                             with a copy to:

                                             Genstar Capital L.P.
                                             Four Embarcadero Center,
                                             Suite 1900
                                             San Francisco, CA 94111-4191
                                             Attention: Richard D. Paterson
                                             Telephone: (415) 834-2366
                                             Telecopy: (415) 834-2383

                                             and:

                                             Wilson Sonsini Goodrich & Rosati
                                             Professional Corporation
                                             One Market, Spear Tower
                                             Suite 3300
                                             San Francisco, California  94105
                                             Attention: Michael J. Kennedy,
                                             Esq.
                                             Telephone: (415) 947-2000
                                             Telecopy: (415) 947-2099

                                             GENTEK HOLDINGS

                                             GENTEK HOLDINGS, INC.

                                             By:  /s/ R. Kenneth Waldron
                                             Name:  R. Kenneth Waldron
                                             Title:  President and CEO

                                             29325 Chagrin Blvd.
                                             Cleveland, Ohio 44122-4613
                                             Attention: President
                                             Telephone: (216) 514-3595
                                             Telecopy: (216) 514-3573

                                             GENTEK U.S.

                                             GENTEK BUILDING PRODUCTS, INC.

                                             By:  /s/ R. Kenneth Waldron
                                             Name:  R. Kenneth Waldron
                                             Title:  President and CEO

                                             29325 Chagrin Blvd.
                                             Cleveland, Ohio 44112-4614
                                             Attention: President
                                             Telephone: (216) 514-3595
                                             Telecopy: (216) 514-3573

                                             GENTEK CANADA

                                             GENTEK BUILDING PRODUCTS LIMITED

                                             By:  /s/ R. Kenneth Waldron
                                             Name:  R. Kenneth Waldron
                                             Title:  President and CEO

                                             1001 Corporate Drive,
                                             Units 1 and 2
                                             Burlington, Ontario L7L 5V5
                                             Canada
                                             Attention:  President
                                             Telephone: (905) 854-3200
                                             Telecopy:  (905) 854-3203

                                             PURCHASER

                                             ASSOCIATED MATERIALS INCORPORATED

                                             By:  /s/ Michael Caporale Jr.
                                             Name:  Michael Caporale Jr.
                                             Title:  President and CEO

                                             3773 State Road
                                             Cuyahoga Falls, Ohio 44223
                                             Attention: D. Keith LaVanway
                                             Telephone: (330) 922-2004
                                             Telecopy:  (330) 922-2312

                                             with a copy to:

                                             Harvest Partners, Inc.
                                             280 Park Avenue, 33rd Floor
                                             New York, New York 10017
                                             Attention: Ira Kleinman
                                             Telephone: (212) 599-6300
                                             Telecopy: (212) 812-0100

                                             and:

                                             White & Case LLP
                                             1155 Avenue of the Americas
                                             New York, New York 10036
                                             Attention: Oliver C. Brahmst, Esq.
                                             Telephone: (212) 819-8200
                                             Telecopy: (212) 354-8113